Exhibit  3.1



                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                                 CRIIMI MAE INC.

     CRIIMI MAE INC., a Maryland  corporation  (the  "Corporation"),  having its
principal  office  in  Rockville,   Maryland,  hereby  certifies  to  the  State
Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter (including all Articles Supplementary existing as of the effective date of these Articles of Amendment and Restatement) of the Corporation is hereby amended and as so amended is restated by striking out in its entirety the existing Charter (including all Articles Supplementary existing as of the effective date of these Articles of Amendment and Restatement) and inserting in lieu thereof the following:

                                    ARTICLE I
                                      NAME

     The corporation's name is CRIIMI MAE Inc. (the "Corporation").

                                   ARTICLE II
                                PRINCIPAL OFFICE

     The address of the Corporation's principal office in the State of Maryland is 11200 Rockville Pike, Rockville, Maryland 20852.

                                   ARTICLE III
                                 RESIDENT AGENT

     The name and address of the Corporation's resident agent is The Corporation Trust, Incorporated, a Maryland corporation, with its registered office at 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

                                   ARTICLE IV
                                    PURPOSES

     The purposes for which the Corporation is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including, but not limited to, engaging in, promoting and carrying on the business of acquiring, holding, managing and disposing of mortgage investments and any lawful act and activity related thereto.

                                    ARTICLE V
                                  CAPITAL STOCK

     (A) Aggregate Number and Classes. The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is three hundred seventy

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five  million   (375,000,000),   consisting   of:  three  hundred   million
(300,000,000) shares of common stock, par value one cent ($0.01) per share (together with any other class or series of common stock which may hereafter be authorized, the "Common Stock") and seventy five million (75,000,000) shares of preferred stock, par value one cent ($0.01) per share (together with any other class or series of preferred stock that may hereafter be authorized, the "Preferred Stock"), of which three million (3,000,000) shares are classified as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), two hundred three thousand (203,000) shares are classified as Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock"), one million six hundred ten thousand (1,610,000) shares are classified as Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) business days after the fifth business day after the initial issue date and during the period of ten (10) business days ending ninety (90) calendar days after the initial issue date or the first Business Day thereafter) (the "Series F Preferred Stock") and three million seven hundred sixty thousand (3,760,000) shares are classified as Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) trading days commencing one hundred
(100) calendar days after the initial issue date or, if such commencement date is not a trading day, the first trading day thereafter (the "Series G Preferred Stock"). The Common Stock and the Preferred Stock, together with any other class or classes of Capital Stock that may hereafter be authorized, are referred to herein collectively as the "Capital Stock." The Board of Directors of the Corporation (the "Board of Directors" or the "Board") may classify and reclassify any unissued Capital Stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

     (B) Preferred Stock. Subject to the applicable provisions of Maryland law, the Corporation's Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock then outstanding, the Preferred Stock may be issued from time to time, in one or more series as authorized by the Board of Directors. Prior to the issuance of a series, the Board of Directors, by resolution, shall designate that series to distinguish it from other series and classes of the Corporation's Capital Stock, shall specify the number of shares to be included in the series, and shall set preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the series. In setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of a series of Preferred Stock, the Board of Directors may designate that any amendment, waiver or repeal of any provision of the Articles Supplementary classifying such series of Preferred Stock shall not require the approval of the holders of the Common Stock. Subject to the applicable provisions of Maryland law, the Corporation's Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock then outstanding, the Board of Directors may increase or decrease the number or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by setting or changing in one or more respects, from time to time before issuing the



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shares,   any   preferences,   conversion  or  other  rights,   voting   powers,
restrictions,   limitations  as  to  dividends,   qualifications,  or  terms  or
conditions of redemption of the shares of that series of Preferred Stock.

     1.  The   preferences,   conversion   and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of the Series B Preferred Stock are set forth on Exhibit A attached hereto.

     2.  The   preferences,   conversion   and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of the Series E Preferred Stock are set forth on Exhibit B attached hereto.

     3.  The   preferences,   conversion   and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of the Series F Preferred Stock are set forth on Exhibit C attached hereto.

     4.  The   preferences,   conversion   and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of the Series G Preferred Stock are set forth on Exhibit D attached hereto.

     (C) Common Stock. Each share of Common Stock shall entitle the holder of record thereof to one (1) vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of Capital Stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends of any series of Preferred Stock then outstanding, the holders of Common Stock shall be entitled to receive, as and when declared by the Board, dividends that may be paid in money or property or by the issuance of fully paid Capital Stock, in the form of Preferred Stock, Common Stock or any other class or series of Capital Stock now or hereafter authorized by the Board. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the applicable provisions of Maryland law, the Corporation's Charter and the rights, privileges, conditions and restrictions of any series of Preferred Stock then outstanding, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.

     (D) Fractional Shares. The Corporation may issue shares of Capital Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Capital Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.


                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

     Except as may be expressly provided by the terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock, by contract with the Corporation or otherwise by the Board of Directors, no holder of shares of any class or series of the Corporation's Capital Stock, whether now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive shares of any class or series of the Capital Stock of the Corporation, or any options to purchase or warrants exercisable for such Capital Stock or any rights to subscribe to or purchase such Capital Stock or any securities convertible into or exchangeable for such Capital Stock that may at any time or from time to time be issued, sold or offered for sale by the Corporation.


                                   ARTICLE VII
                                    DIRECTORS

     (A) Number. On the effective date of the Corporation's plan of reorganization, as amended as of such effective date (the "Effective Date"), the number of directors of the Corporation shall be fixed at nine (9), which number may be increased or decreased only by the Board of Directors by resolution adopted by the vote of a majority of the entire Board of Directors, even though less than a quorum, subject to the applicable provisions of Maryland law, this Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock then outstanding, but the number of directors shall not at any time be less than the lesser of (a) three (3) or (b) the number of stockholders nor more than nine
(9). On the Effective Date, William B. Dockser, John R. Cooper, Alan M. Jacobs, Donald J. MacKinnon, Robert J. Merrick, H. William Willoughby, Donald C. Wood, Robert E. Woods, and Michael F. Wurst, shall serve as directors of the Corporation and shall have and exercise any and all rights, powers, privileges and discretionary authority granted or permitted by the Corporation's Charter, the Corporation's Bylaws or the Maryland General Corporation Law for the terms set forth in Paragraph (B) below and until their respective successors are duly elected and qualified.

     (B) Unaffiliated Directors; Classified Board. A majority of the directors shall be directors who do not perform any services for the Corporation, other than as directors, and who are not directors, officers, or employees of C.R.I., Inc., a Delaware corporation ("Unaffiliated Directors"). Subject to the applicable provisions of Maryland law, this Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock then outstanding, the directors shall be classified, with respect to the time for which they severally hold office,


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into three (3) classes, as nearly equal in number as reasonably  possible,  with the term of office of one class to expire initially at the 2001 annual meeting of stockholders, the term of office of another class to expire initially at the 2002 annual meeting of stockholders and the term of office of the remaining class to expire initially at the 2003 annual meeting of stockholders, with the members of each class of directors to hold office until their respective successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and when their respective successors are duly elected and qualified.

     (C) Vacancies and Newly Created Directorships. Except as otherwise required by law or as may be expressly provided by the terms of any class or series of Capital Stock, including the Articles Supplementary of any class of series of Preferred Stock, any vacancy on the Board of Directors as a result of any reason and any newly created directorship resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors, by resolution adopted by the vote of a majority of the remaining directors then in office, even though less than a quorum. Any director so appointed shall hold office until the next meeting of stockholders at which directors of the class for which such director has been chosen are to be elected and until his or her successor is elected and qualified. Subject to the provisions of this Charter, if the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director.

     (D) Removal of Directors. Except as may be expressly provided by the terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock, any director may be removed, but only for cause, and only upon the affirmative vote of at least 66-2/3% of the voting power of all of the then outstanding shares of Capital Stock entitled to vote generally in the election of directors.

     (E) Increase in Authorized Capital Stock. Subject to the applicable provisions of Maryland law, the Corporation's Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock then outstanding, the Board of Directors, with the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such amendment is presented to the Board for approval) and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of Capital Stock the Corporation has authority to issue.

     (F) Issuance of Capital Stock. Subject to the applicable provisions of Maryland law, the Corporation's Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred

Stock then outstanding, the Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of Capital Stock of any class or series, whether now or hereafter authorized, and securities convertible into shares of Capital Stock of any series, class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     (G) Interested Director Transactions. No contract or other transaction between this Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed or known to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum or
(ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

                                  ARTICLE VIII
                            AMENDMENTS TO THE BYLAWS

     Subject to the applicable provisions of Maryland law, to the Corporation's Charter and the express terms of any class or series of Capital Stock, including, the Articles Supplementary of any series of Preferred Stock then outstanding, the Bylaws of the Corporation may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any regular or special meeting of the Board at which a quorum is present, but, subject to the same proviso, the stockholders may make additional Bylaws and may alter, repeal or suspend any Bylaws, whether adopted by them or otherwise, upon the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of Capital Stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that no Bylaw so made shall serve to invalidate any prior action of the Board which would have been valid if such Bylaw had not been made.

                                   ARTICLE IX
             FACTORS TO CONSIDER PRIOR TO APPROVAL OF AN ACQUISITION OF
                            CONTROL OF THE CORPORATION

     The Board, when evaluating any offer of another party to acquire control of the Corporation, may consider the effect of the acquisition on stockholders, employees, suppliers, customers and creditors of the Corporation and communities in which offices or other establishments of the Corporation are located.

                                    ARTICLE X
                            AMENDMENTS TO THE CHARTER

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter in the manner prescribed by the laws of the State of Maryland, subject to the applicable provisions of Maryland law, the Corporation's Charter and the express terms of any class or series of Capital Stock, including the Articles Supplementary of any class or series of Preferred Stock then outstanding, except that no amendment which would change any rights with respect to any outstanding class or series of Capital Stock of the Corporation, by reducing the amounts payable thereon upon liquidation of the Corporation, or by diminishing or eliminating any voting rights pertaining thereto, may be made unless approved by the affirmative vote of the holders of at least 66-2/3% of the then outstanding securities of such class or series of Capital Stock of the Corporation, and all rights, powers, privileges and discretionary authority granted or conferred upon stockholders or directors herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the Charter or any provision of law or otherwise which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the Corporation's Capital Stock required by law, by the Charter or by the terms of any such class or series of Capital Stock, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of Capital Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article X or Article VII, Article VIII, Article IX,
Article XI , Article XII or Article XIII hereof.

                                   ARTICLE XI
                           RESTRICTION ON TRANSFER,
                   ACQUISITION AND REDEMPTION OF CAPITAL STOCK


     (A) Definitions. For the purposes of this Article XI, the following terms shall have the following meanings:

     1. "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other association, or any Person which controls, is controlled by, or is under common control with, such corporation, partnership, limited liability company, trust or other association. As used in this definition "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     2. "Beneficial Ownership" shall mean ownership of Capital Stock of the Corporation by a Person who would be treated as an owner of such Capital Stock under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the

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Code.The  terms  "Beneficial  Owner,"  "Beneficially  Owns,"  and  variants thereof shall have the correlative meanings.

     3. "Beneficiary" shall mean any organization that is exempt from federal income taxation under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170(c) of the Code, which organization shall be designated a beneficiary (as determined pursuant to Paragraph (S) hereof) of an interest in the Special Trust (created pursuant to Paragraph (O)) representing Excess Stock; provided, however, that the Excess Stock would not be considered Excess Stock in the hands of such beneficiary. The term "Beneficiaries" shall have the correlative meaning.

     4. "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, the regulations promulgated and rulings issued thereunder and any successor regulations or rulings which may be promulgated or issued thereunder.

     5. "Excess Stock" shall have the meaning ascribed to it in Paragraph (C) hereof.

     6. "Existing Holder" shall mean (a) any Person who, as of the Restriction Commencement Date, is the Beneficial Owner of Capital Stock of the Corporation in excess of the Ownership Limit, so long as, but only so long as, such Person Beneficially Owns such Capital Stock in excess of the Ownership Limit and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article XI, Beneficial Ownership of Capital Stock of the Corporation causing such transferee to Beneficially Own Capital Stock in excess of the Ownership Limit.

     7. "Existing Holder Limit" shall mean (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, initially, the percentage of the outstanding Capital Stock of the Corporation Beneficially Owned by such Existing Holder, as of the Restriction Commencement Date, and, after any adjustment pursuant to Paragraph (I) hereof, shall mean such percentage of such outstanding Capital Stock as so adjusted; and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, initially, the percentage of the outstanding Capital Stock of the Corporation Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transfers Beneficial Ownership of Capital Stock of the Corporation to such transferee Existing Holder or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Paragraph (S) hereof, shall mean such percentage of the outstanding Capital Stock of the Corporation as so adjusted. Beginning with the Restriction Commencement Date and at all times thereafter but prior to the Restriction


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Termination Date, the Secretary of the Corporation shall maintain and, upon request shall make available to each Existing Holder a schedule which sets forth the then-current Existing Holder Limit for such Existing Holder.

     8. Market Price" shall mean, with respect to any class or series of Capital Stock of the Corporation, the last reported sales price reported on the New York Stock Exchange, Inc. (the "Exchange") of such class or series of Capital Stock on the trading day immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such class or series of Capital Stock may be traded, or if not then traded over any exchange or quotation system, then the market price of such class or series of Capital Stock on the relevant date as determined in good faith by the Board of Directors.

     9. "Ownership Limit" shall mean initially that number of shares of Capital Stock of the Corporation which represents the lesser of (a) 9.8% of the aggregate number of shares of Capital Stock of the Corporation outstanding and
(b) 9.8% of the aggregate value of the outstanding Capital Stock, and after any adjustment as set forth in Paragraph (J) hereof, shall mean such greater percentage of the outstanding Capital Stock of the Corporation as so adjusted. The number and value of outstanding shares of Capital Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

     10. "Person" shall mean an individual, corporation, partnership, estate, trust (including a corporation qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a corporation permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter that participated in a public offering of any Capital Stock of the Corporation for a period of twenty-five
(25) calendar days following the purchase by such underwriter of such Capital Stock.

     11. "Purported Beneficial Holder" shall mean, with respect to any event, other than a purported Transfer which results in Excess Stock, the Person for whom the Purported Record Holder of the Capital Stock of the Corporation that, pursuant to Paragraph (C) hereof, was automatically converted into Excess Stock upon the occurrence of such event, held such Capital Stock.

     12. "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Capital Stock of the Corporation, if such Transfer had been valid under Paragraph (B) hereof.

     13. "Purported Owner" shall mean any Purported Beneficial Holder, Purported Beneficial Transferee, Purported Record Holder or Purported Record Transferee, as the case may be.

     14. "Purported Owner Limitation" shall mean, as to a Purported Owner, on a share-by-share basis, an amount not exceeding the lesser of: (a) (i) if the Purported Owner gave value for the Capital Stock of the Corporation converted into Excess Stock, the price per share that such Purported Owner paid in the purported Transfer for the Capital Stock that was converted into such Excess Stock, or (ii) if the Purported Owner did not give value for the Capital Stock of the Corporation converted into Excess Stock (through a gift, devise or otherwise), a price per share equal to the Market Price for such converted Capital Stock of the Corporation on the date of the purported Transfer or such other event which results in Excess Stock; and (b) the price per share received by the Special Trust from the sale, exchange or other disposition of the Excess Stock.

     15. "Purported Record Holder" shall mean with respect to any event, other than a purported Transfer which results in Excess Stock, the record holder of the Capital Stock of the Corporation that, pursuant to Paragraph (C) hereof, was automatically converted into Excess Stock upon the occurrence of such event.

     16. "Purported Record Transferee" shall mean, with respect to any purported Transfer, which results in Excess Stock, the Person who would have been the record holder of the Capital Stock, if such Transfer had been valid under paragraph (B) hereof.

     17. "REIT" means real estate investment trust within the meaning and in accordance with the REIT Provisions.

     18. "REIT Provisions" means Part II and III of Subchapter M of the Chapter I of Subtitle A of the Code, relating to REITs.

     19. "Restriction Commencement Date" shall mean the date upon which the filing of these Articles of Amendment and Restatement of the Corporation with the Maryland State Department of Assessments and Taxation becomes effective.

     20. "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or to continue to, qualify under the REIT Provisions of the Code.

     21. "Special Trust" shall mean any special trust created pursuant to Paragraph (E) hereof.

     22. "Special Trustee" shall mean a trustee of any Special Trust, designated by the Corporation and unaffiliated with the Corporation or any prohibited transferee or Purported Owner of Excess Stock.

     23. "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock of the Corporation, including without limitation (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such Capital Stock or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock of the Corporation, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

     (B) Ownership Limitations.

     1. Except as provided in this Paragraph (B), beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, no Person other than an Existing Holder shall Beneficially Own Capital Stock of the Corporation in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own Capital Stock of the Corporation in excess of the Existing Holder Limit for such Existing Holder.

     2. Except as provided in this Paragraph (B), beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person other than an Existing Holder Beneficially Owning Capital Stock of the Corporation in excess of the Ownership Limit shall be void ab initio as to the Transfer of such portion of the Capital Stock of the Corporation as would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in or to such number of shares of such Capital Stock.

     3. Except as provided in Paragraphs (I) and (L) hereof, beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock of the Corporation in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such portion of such Capital Stock as would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall acquire no rights in or to such number of shares of such Capital Stock.

     4. Except as provided in Paragraph (L) hereof, beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, any Transfer that, if effective, would result in Capital Stock the Corporation being owned by fewer than one hundred (100) stockholders (determined without reference to any rules of attribution) shall be void ab initio and the intended transferee shall acquire no rights in or to such Capital Stock.

     5. Beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of such portion of the Capital Stock of the Corporation which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in or to such number of shares of such Capital Stock.

     (C) Excess Stock.

     1. If, notwithstanding the other provisions contained in this Article XI, at any time beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, there is a purported Transfer such that any Person would Beneficially Own Capital Stock of the Corporation in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Paragraphs (I) and (L) hereof, such portion of the Capital Stock of the Corporation in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall automatically be converted into "Excess Stock" and be treated as provided in this Article XI. Such conversion and treatment shall be effective as of the close of business on the business day immediately prior to the date of the purported Transfer giving rise thereto.

     2. If, notwithstanding the other provisions contained in this Article XI, at any time beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, there is a purported Transfer which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the Capital Stock of the Corporation being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into Excess Stock and be treated as provided in this Article XI. Such conversion and treatment shall be effective as of the close of business on the business day immediately prior to the date of the purported Transfer giving rise thereto.

     3. If, at any time beginning on the Restriction Commencement Date and at all times thereafter but prior to the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs (including, without limitation, a change in the Corporation's capital structure) which would cause any Person to Beneficially Own Capital Stock of the Corporation in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Paragraphs (I) and (L) hereof, Capital Stock of the Corporation Beneficially Owned by such Person shall automatically be converted into Excess Stock and be treated as provided in this Article XI to the extent necessary to eliminate such excess ownership. Such conversion and treatment shall be effective as of the close of business on the business day immediately prior to the date of the Event giving rise thereto. In determining which portion of the Capital Stock of the Corporation is converted, Capital Stock directly held or Beneficially Owned by any Person who caused the Event to occur shall be converted before any Capital Stock not so held is converted. Where several such Persons exist, the conversion shall be pro rata.

     (D) Prevention of Transfer. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Paragraph (B) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Capital Stock of the Corporation in violation of Paragraph
(B) hereof, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Paragraphs (B)(2), (3) and (5) shall automatically result in the designation and treatment described in Paragraph (C) hereof, irrespective of any action (or non-action) by the Board of Directors or any designee thereof.

     (E) Notice to Corporation. Any Person who acquires or attempts to acquire Capital Stock of the Corporation in violation of Paragraph (B) hereof, or any Person who is a transferee such that Excess Stock results under Paragraph (C) hereof, shall immediately give written notice or, in the event of a proposed or attempted acquisition, give at least fifteen (15) calendar days prior written notice, to the Corporation of such event, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation's status as a REIT.

     (F)   Information   for   Corporation.   Beginning  with  the   Restriction
Commencement Date and at all times thereafter but prior to the Restriction Termination Date:

     1. Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as provided in the income tax regulations promulgated under the Code) of the aggregate number or value of outstanding shares of Capital Stock of the Corporation shall, within thirty (30) days after January 1 of each year (or within such shorter period as may reasonably be requested by the Corporation), give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Capital Stock of the Corporation Beneficially Owned and the class or series of which such shares are a part, and a description of how such Capital Stock is held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

     2.  Each  Person  who  is a  Beneficial  Owner  of  Capital  Stock  of  the
Corporation and each Person (including the holder of record) who is holding Capital

Stock for a Beneficial Owner shall immediately provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     (G) Other Action by Board. Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's status as a REIT.

     (H) Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition contained in Paragraph (A) hereof and any ambiguity with respect to which Capital Stock is to constitute Excess Stock in a given situation, the Board of Directors shall have the power to determine the application of the provisions of this Article XI based on the facts known to it, which determination shall be conclusive for all purposes hereof.

     (I) Modifications of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

     1. Subject to the limitations provided in Paragraph (K) hereof, the Board of Directors may grant stock options which result in Beneficial Ownership of Capital Stock of the Corporation by an Existing Holder pursuant to a stock option plan approved by the Board of Directors and/or the stockholders. Any such grant shall be deemed to increase, without any further action by the Board of Directors, the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Paragraph (K) hereof to permit the Beneficial
Ownership of the Capital Stock issuable or issued upon the exercise of such stock option.

     2. Subject to the limitations provided in Paragraph (K) hereof, an Existing Holder may elect to participate in a dividend reinvestment plan or direct stock purchase plan approved by the Board of Directors which results in Beneficial Ownership of Capital Stock of the Corporation by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Paragraph (K) hereof to permit Beneficial Ownership of the Capital Stock of the Corporation acquired or which can be acquired as a result of such participation.

     3. The Board of Directors will reduce the Existing Holder Limit for any Existing Holder following a Transfer permitted by this Article XI by the percentage of the total outstanding shares of Capital Stock of the Corporation so Transferred by such Existing Holder, or after the lapse (without exercise) of a stock option described in Paragraph (K)(1) hereof, by the percentage of the total outstanding shares of Capital Stock that would have been issuable upon exercise of the stock option.

     (J) Increases in Ownership Limit and Existing Holder Limits. Subject to the limitations provided in Paragraph (K) hereof, the Board of Directors may from time to time increase the Ownership Limit or any Existing Holder Limit.

     (K) Limitations on Changes in Existing Holder and Ownership Limits.

     1. Neither the Ownership Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five (5) or fewer Beneficial Owners of Capital Stock of the Corporation (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50.0% in number or value (determined as provided in the definition of "Ownership Limit" in Paragraph (A) hereof) of the outstanding Capital Stock of the Corporation.

     2. Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Paragraphs (I) and (J) hereof, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

     3. No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     (L) Exemptions. The Board of Directors may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, in its sole and absolute discretion, upon receipt of evidence satisfactory to the Board of Directors to the effect that such exemption will not result in the Corporation being "closely held" within Section 856(h) of the Code, and upon such other conditions as the Board of Directors may direct (including, without limitation, representations, warranties and undertakings by the intended Transferee).

     (M) Legend.

     Each   certificate  for  Capital  Stock  of  the  Corporation   shall  bear
substantially the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR, AMONG OTHER THINGS, THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON (UNLESS SUCH PERSON IS AN EXISTING HOLDER) MAY BENEFICIALLY OWN CAPITAL STOCK OF THE CORPORATION (WHICH INCLUDES OWNERSHIP BY ATTRIBUTION AS WELL AS DIRECT OWNERSHIP) IN EXCESS OF THAT NUMBER OF SHARES OF CAPITAL STOCK OF THE CORPORATION WHICH EQUALS 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF

         DIRECTORS OF THE CORPORATION) OF THE LESSER OF (A) THE NUMBER OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND (B) THE VALUE OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN CAPITAL STOCK OF THE CORPORATION IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST FIFTEEN (15) CALENDAR DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE TRANSFER WILL BE VOID AB INITIO AND THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS STOCK WHICH WILL BE HELD IN A SPECIAL TRUST.

     (N) Severability. If any provision of this Article XI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (O) Special Trust for Excess Stock. Upon any purported Transfer or Event that results in Excess Stock pursuant to Paragraph (M) hereof, such Excess Stock shall be deemed to have been transferred to the Special Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Special Trust may later be transferred pursuant to Paragraph (S) hereof. Excess Stock so held in trust shall be issued and outstanding Capital Stock of the Corporation. The Purported Record Transferee or Purported Record Holder of such Capital Stock shall have no rights in or to such Excess Stock except as specifically provided herein. The Purported Beneficial Transferee or Purported Beneficial Holder of such Capital Stock shall have no rights in or to such Excess Stock except as specifically provided herein.

     (P) Dividends for Excess Stock. The Purported Owner of Excess Stock shall not be entitled to any dividends or other distributions with respect to such Excess Stock. Any dividend or other distribution paid to a Purported Owner prior to the discovery by the Corporation that Capital Stock of the Corporation has become Excess Stock pursuant to this Article XI shall be repaid to the Corporation by the Purported Owner immediately upon notification by the Corporation that such dividend or other distribution was paid with respect to Excess Stock, and such dividend or other distribution shall then be remitted by the Corporation to the Special Trust. All dividends and other distributions (other than those distributions of Corporation assets described in Paragraph (Q) hereof) with respect to Excess Stock shall inure to the benefit of the Beneficiaries.

     (Q) Sales, Exchanges and Liquidating Distributions With Respect to Excess Stock. Upon (a) the sale or exchange of Excess Stock by the Special Trustee, (b) the voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Corporation, or (c) the purchase of Excess Stock by the Corporation pursuant to Paragraph (T) hereof, the Special Trustee, as holder of the Excess Stock in trust, shall, subject to the Purported Owner Limitation, distribute ratably to the Purported Owner(s), (i) in the case of any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, any such assets received in respect of the Excess Stock, (ii) in the case of a sale or exchange of Excess Stock by the Special Trustee, the amounts received from such sale or exchange, or (iii) in the case of any purchase of Excess Stock by the Corporation pursuant to Paragraph (T) hereof, the net amounts received from such purchase. Any assets or amounts received upon the sale, exchange or purchase by the Corporation of Excess Stock, in excess of the Purported Owner Limitation, shall be distributed to the Beneficiaries.

     If, notwithstanding the foregoing, a Purported Owner receives an amount from (i) the liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (ii) the sale or exchange of Excess Stock or
(iii) the purchase of Excess Stock by the Corporation pursuant to Paragraph (T) hereof, that exceeds the Purported Owner Limitation, such Purported Owner shall pay such excess immediately to the Corporation, which shall remit such amount to the Special Trustee.

     (R) Voting Rights for Excess Stock. A Purported Owner of Excess Stock shall not be entitled to vote on any matter and shall be deemed to have given to the Special Trustee an irrevocable proxy, coupled with an interest, to vote the Excess Stock. If a Purported Owner shall vote such Excess Stock before it is discovered that such Capital Stock is Excess Stock, then the vote by such Purported Owner shall be void ab initio.

     (S) Non-Transferability of Excess Stock. Excess Stock shall not be transferable by a Purported Owner. Subject to Paragraph (T) hereof, the Special Trustee of any Excess Stock placed in a Special Trust may freely designate a Beneficiary of an interest in the Special Trust representing such Excess Stock.

     (T) Call by Corporation on Excess Stock. Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee(s) at a price per share equal to: (A) in the case of Excess Stock resulting from a purported Transfer, the lesser of (i) the price per share in such purported Transfer of the Capital Stock of the Corporation that was converted into such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation or its designee accepts such offer and (B) in the case of Excess Stock created by any other Event, the lesser of (i) the Market Price of the Capital Stock that was converted into such Excess Stock on the date of such conversion and (ii) the Market Price of such Capital Stock of the Corporation on the date the Corporation or its designee accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) calendar days after the later of (i) the date of the purported Transfer or other Event which resulted in an exchange of Capital Stock for such Excess Stock and (ii) the date the Board of Directors determines in good faith that a purported Transfer or other Event resulting in an exchange of Capital Stock of the Corporation for such Excess Stock has occurred, if the Corporation does not receive a notice of any such Transfer pursuant to Paragraph (E) hereof.

     (U) NYSE Settlements. Nothing in this Article XI shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system; provided, that the fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article XI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.


                                   ARTICLE XII
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     (A) Mandatory Indemnification. The Corporation shall indemnify each person who is or was, or has agreed to become, a director or officer of the Corporation and each person who, while a director of the Corporation and, at the request of the Corporation, is or was serving, or has agreed to serve, as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any and all liabilities and expenses incurred in connection with each such person's services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

     (B) Discretionary Indemnification. If approved by the Board of Directors, the Corporation may indemnify any of its employees or agents against any or all liabilities and expenses incurred in connection with each such person's services in such capacities and any of its employees, agents or other persons who are or were serving, or who have agreed to serve, at the request of the Corporation, as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, other enterprise or employee benefit plan, to the extent and on such terms and subject to such conditions and limitations, as determined to be appropriate by the Board of Directors.

     (C) Advancing Expenses Prior to a Decision. The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may, in the discretion of the Board of Directors, advance expenses to employees, agents and others who may be granted indemnification.

     (D) Other Provisions for Indemnification. The Board of Directors may, by Bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents and the advancement of expenses thereto.

     (E) Limitation of Liability of Directors and Officers. To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland

General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (F) Effect of Amendment or Repeal. No amendment or repeal of any section of this Article XII, or the adoption of any provision of the Corporation's Charter inconsistent with this Article XII, shall apply to or affect in any respect the rights to indemnification or limitation of liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

                          ARTICLE XIII
              CONFLICT WITH TERMS OF ANY CLASS OR
                   SERIES OF PREFERRED STOCK

     In the event of a conflict between the terms of (1) the Corporation's Charter as in effect from time to time, other than the terms of any class or series of Preferred Stock, including the terms of the Series B, E, F and G Preferred Stock set forth in Exhibits A, B, C and D, respectively, to this Charter, and the terms of any Articles Supplementary of any class or series of Preferred Stock then outstanding, and (2) any such class or series of Preferred Stock, including the terms of the Series B, E, F and G Preferred Stock set forth in Exhibits A, B, C and D, respectively, to this Charter, and the terms of any Articles Supplementary, unless otherwise required by the applicable provisions of Maryland law, this Charter or the express terms of such class or series of Preferred Stock, including the terms of the Series B, E, F and G Preferred Stock set forth in Exhibits A, B, C, and D, respectively, to this Charter, and the terms of any Articles Supplementary, the terms of such class or series of Preferred Stock, including the terms of the Series B, E, F and G Preferred Stock set forth in Exhibits A, B, C and D, respectively, to this Charter, and the terms of any Articles Supplementary shall govern and control.

     SECOND: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in the above Articles of Amendment and Restatement are all of the provisions of the Corporation's Charter currently in effect as hereby amended.

     THIRD: The amendment and restatement of the Charter of the Corporation herein made was carried out pursuant to Section 3-301 of the Maryland General Corporation Law. The amendment and restatement of the Charter of the Corporation was (i) approved by the Board of Directors on November 6, 2000, and (ii) carried out pursuant to that certain Debtors' Third Amended Joint Plan of Reorganization dated July 21, 2000, and confirmed by order of the United States Bankruptcy Court of the District of Maryland, Greenbelt Division, and entered on November 22, 2000 in the Chapter 11 reorganization proceedings of the Corporation pending as In re CRIIMI MAE Inc., et. al (Case Nos. 98-23115 through 98-23117 (Jointly Administered).

     FOURTH: The current address of the principal office of the Corporation is 11200 Rockville Pike, Rockville, Maryland 20852, and the Corporation's current resident agent is The Corporation Trust, Incorporated, whose address is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

     FIFTH: The Corporation currently has nine (9) directors. The directors currently in office are William B . Dockser, John R. Cooper, Alan M. Jacobs, Donald J. MacKinnon, Robert J. Merrick, H. William Willoughby, Donald C. Wood, Robert E. Woods, and Michael F. Wurst.

     SIXTH: These Articles of Amendment and Restatement increase the authorized stock of the Corporation and the aggregate par value of such authorized stock. Immediately before the amendment and restatement, the total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class were one hundred forty five million (145,000,000) shares, of the par value of one cent ($0.01) each, of which one hundred twenty million (120,000,000) shares were classified as Common Stock and twenty-five million (25,000,000) shares were classified as Preferred Stock, of which three million (3,000,000) shares were classified as Series B Preferred Stock, two hundred three thousand (203,000) shares were classified as Series E Preferred Stock, one million six hundred ten thousand (1,610,000) shares were classified as Series F Preferred Stock, and three million seven hundred and sixty thousand (3,760,000) are classified as Series G Preferred Stock. The aggregate par value of all authorized shares having par value was one million four hundred fifty thousand dollars ($1,450,000). As amended and restated, the total number of shares of all classes of stock of the Corporation and the par value of such shares, are three hundred seventy five million (375,000,000) shares, of the par value of one cent ($0.01) each, of which three hundred million (300,000,000) shares are classified as Common Stock and seventy five million (75,000,000) shares are classified as Preferred Stock of which three million (3,000,000) shares are classified as Series B Preferred Stock, two hundred three thousand (203,000) shares are classified as Series E Preferred Stock, one million six hundred ten thousand (1,610,000) shares are classified as Series F Preferred Stock and three million seven hundred and sixty thousand (3,760,000) are classified as Series G Preferred Stock. The aggregate par value of all authorized shares having par value is three million seven hundred fifty thousand dollars ($3,750,000).

     IN WITNESS WHEREOF, CRIIMI MAE Inc. has caused the Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President/General Counsel and attested by its Secretary on April 17, 2001.


                                                     CRIIMI MAE INC.

                                                By:  /s/ David B. Iannarone
                                                ---------------------------
                                                David B. Iannarone
                                                Executive Vice President


ATTEST:

/s/ H. William Willoughby
-------------------------
Secretary
H. William Willoughby


         THE UNDERSIGNED, Executive Vice President/General Counsel of CRIIMI MAE Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



April 17, 2001                                       /s/ David B. Iannarone
--------------                                       -------------------------
                                                     David B. Iannarone
                                                     Executive Vice President

Exhibit 3.1

               Exhibit A to Articles of Amendment and Restatement
                    (the "Series B Preferred Stock Articles")


     The Series B Cumulative Convertible Preferred Stock shall be subject to all of the provisions of the Articles of Amendment and Restatement of the Corporation relating to the Capital Stock of the Corporation generally and shall, as set by the Board of Directors, have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

     1. Definitions. For the purposes of these Series B Preferred Stock Articles the following terms shall have the meanings indicated:

     "Base Common Dividend Rate" shall mean $.30 per shares of Common Stock, subject to adjustment as described in Section 4(d).

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

     "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

     "Conversion Ratio" shall equal 2.2844, subject to adjustment as described in Section 4 (d).

     "Conversion Premium" shall equal three percent (3%).

     "Conversion Price" shall mean $10.94 per share of Common Stock, subject to adjustment as described in Section 10(f).

     "Dividend Average Price" shall mean the Volume Weighted Average Price of the Common Stock traded during the ten Trading Days beginning one Trading Day after the Dividend Declaration Date (a "Dividend Pricing Period"), utilizing the Bloomberg Equity VAP function, or, (x) if that information is not available, the average of the sum of the average daily high and low sale prices for the Common Stock for each day during a Dividend Pricing Period, as reported on the stock exchange composite tape weighted by the number of shares of Common Stock traded for that day or, (y) if the Common Stock is traded over-the-counter, the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each day during a Dividend Pricing Period, weighted by the number of shares of Common Stock traded for that day.

     "Dividend Declaration Date" shall mean, with respect to any quarterly dividend, a date on which the Board of Directors declares such dividend.

     "Effective Date" shall mean April 17, 2001

     "Liquidation Value" with respect to a share of Series B Preferred Stock shall mean $25.00.

     "Noteholder  Preferred  Stock" shall have the meaning  ascribed  thereto in
Section 3 hereof.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Redemption Price" with respect to a share of Series B Preferred Stock shall mean $25.00.

     "Series E Preferred Stock" shall mean the Corporation's Series E Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series F Preferred Stock" shall mean the Corporation's Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) business days after the fifth business day after the initial issue date and during the period of ten (10) business days ending ninety (90) calendar days after the initial issue date or the first business day thereafter), par value $0.01 per share.

     "Series G Preferred Stock" shall mean the Corporation's Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) trading days commencing one-hundred (100) calendar days after the initial issue date or, if such commencement date is not a trading day, the first trading day thereafter), par value $0.01 per share.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Volume Weighted Average Price of the Common Stock" for a given period shall mean the quotient of (i) the aggregate dollar value obtained by multiplying (a) the number of shares of Common Stock traded at each given price during such period, by (b) such price, divided by (ii) the total number of shares of Common Stock traded during such period.

     2. Designation and Number. The shares of such series of Preferred Stock shall be designated as "Series B Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 3,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series B Preferred Stock; provided, however, that such number may not be decreased below the number of then outstanding shares of Series B Preferred Stock.

     3. Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to (v) the Series E Preferred Stock, (w) the Series F Preferred Stock, (x) the Series G Preferred Stock, (y) the Common Stock, and (z) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation,
(ii) on parity with all Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and (iii) junior to (x) any Preferred Stock issued to creditors of the Corporation pursuant to the terms and conditions of Exhibit 2 to the Corporation's confirmed plan of reorganization (the "Noteholder Preferred Stock") and (b) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks senior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

     4. Dividends and Distributions. (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any other shares of Capital Stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends, payable in quarterly installments on the last Business Day of each calendar quarter in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on September 30, 1996. Each such quarterly dividend shall be fully cumulative, to the extent not paid, and shall accrue (whether or not earned or declared), without interest, from the date of issuance of the Series B Preferred Stock, and thereafter from the first day of the quarterly period in which such dividend may be payable as herein provided. Dividends payable for each quarterly dividend period (including the period corresponding to the initial Quarterly Dividend Payment Date on September 30, 1996) shall be computed by dividing the annual dividend by four. Dividends payable with respect to any partial dividend period (other than the initial Quarterly Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash or in Common Stock (or a combination thereof), at the Corporation's option, including without limitation, all accrued and unpaid dividends as of the Effective Date. If dividends are paid in cash, the cash dividend rate on shares of the Series B Preferred Stock shall equal the sum of (i) $0.68 per share per quarter (equivalent to $2.72 per share per annum) plus (ii) the product of (x) the excess over the Base Common Dividend Rate, if any, of the quarterly cash dividend declared or paid in respect of each share of Common Stock for the applicable quarter, (y) the Conversion Ratio and (z) one plus the Conversion Premium. If the dividends are paid in Common Stock, the number of shares of Common Stock issuable by the Corporation shall be determined by dividing the cash amount which would be payable if cash dividends were to be paid on the Quarterly Dividend Payment Date by the Dividend Average Price. No fractional shares of Common Stock shall be issued. Instead of any fractional share of Common Stock, the Corporation shall pay a cash adjustment in respect to such fraction.

     (b) Dividends paid on the shares of the Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series B Preferred Stock and all other shares of Capital Stock of the Corporation ranking on a parity as to dividends with the Series B Preferred Stock ("Dividend Parity Stock"), at the time outstanding pro rata so that the amount of dividends declared per share of Series B Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and the Dividend Parity Stock bear to each other. The Board of Directors may fix a record date for the determination of holders of shares of the Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days nor less than ten (10) days prior to the date fixed for the payment thereof.

     (c) Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series B Preferred Stock which remains payable.

     (d) In case the Corporation shall (A) pay a dividend or make a distribution on shares of its Common Stock in Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares:

     (i) the Base Common Dividend Rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Base Common Dividend Rate thereafter shall be determined by multiplying the Base Common Dividend Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto; and

     (ii) the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio thereafter shall be determined by multiplying the Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto.

Such adjustments shall be made whenever any event listed in the first sentence of this Section 4(d) shall occur and shall become effective retroactively immediately after the record date in the case of a dividend (pursuant to Section 4 (d)(A)) and immediately after the effective date in the case of a subdivision, combination or reclassification (pursuant to Section 4 (d)(B) or 4(d)(C)). No adjustment in the Base Common Dividend Rate or the Conversion Ratio shall be required unless the adjustment would require an increase or decrease of at least 1% of each of the Base Common Dividend Rate and the Conversion Ratio then in effect; provided, however, that any adjustment that by reason of this Section 4(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary in this
Section 4(d), Common Stock issued pursuant to the Corporation's dividend reinvestment plan shall not result in any adjustment to the Base Common Dividend Rate or the Conversion

Ratio.

     (e) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

     5. Voting Rights. So long as the Series B Preferred Stock remains outstanding, the holders of shares of the Series B Preferred Stock shall have the following voting rights:

     (a) The holders of shares of Series B Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

     (b) The affirmative vote or consent, in person or by proxy, in writing or at a special or annual meeting of stockholders called for the purpose, of the holders of at least:

     (i) two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class, shall be necessary to authorize, create or increase the authorized or issued amount of, any class or series of the Corporation's Capital Stock ranking prior to the Series B Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Capital Stock of the Corporation into any such Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock;

     (ii) a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, shall be necessary to authorize, create or increase the authorized or issued amount of, any class or series of the Corporation's Capital Stock ranking on a parity with the Series B Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Capital Stock of the Corporation into any such Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock; or

     (iii) two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class, shall be necessary to amend, alter or repeal any of the provisions of the Articles of Amendment and Restatement of the Corporation, including these Series B Preferred Stock Articles, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof;

provided, however, with respect to the occurrence of any of the Events set forth in Section 5 (b) (iii), so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock; and provided, further, that (x) any increase in the amount of authorized Common Stock or the authorization, creation or issuance of any other class or series of Capital

Stock or (y) any increase in the amount of authorized shares of any other class or series of Capital Stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     Notwithstanding the provisions of this Section 5(b), no affirmative vote or consent of the outstanding shares of Series B Preferred Stock shall be necessary to authorize or create the Noteholder Preferred Stock.

     (c) During any period in which dividends on the Series B Preferred Stock are cumulatively in arrears for not less than six quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series B Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of Capital Stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series B Preferred Stock shall have been paid in full, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series B Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. In no event shall the holders of Series B Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 5 (c).

     So long as such right to vote pursuant to this Section 5(c) continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series B Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within sixty (60) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

     Each director elected by the holders of shares of Series B Preferred Stock as provided in this Section 5 (c) shall, unless his or her term shall expire earlier upon payment in full by the Corporation of all accumulated dividends on the Series B Preferred Stock, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

     In case any vacancy shall occur among the directors elected by the holders of shares of Series B Preferred Stock as provided in this Section 5 (c), such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within twenty (20)days after the creation thereof or if both directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series B Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

     Any director elected by the holders of shares of Series B Preferred Stock voting separately as a single class may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock. A special meeting of the holders of shares of Series B Preferred Stock may be called in accordance with the procedures set forth in this Section 5 (c).

     (d)(i) The foregoing rights of holders of shares of Series B Preferred Stock to take any actions as provided in this Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series B Preferred Stock required to take such action.

     (ii) At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class to elect directors of the Corporation as provided in this Section 5 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series B Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series B Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of Capital Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Section 5; and

     (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in Sections 5 (b) and 5 (c) by the holders of Series B Preferred Stock, each such holder shall have one vote for each share of such stock standing in such holder's name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     6. Certain Restrictions. (a) If shares of Series B Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period, other than pursuant to Section 4(b), the Corporation will not declare, make, pay or set apart for payment or distribution any dividends or other distributions (other than in Common Stock or other Capital Stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up) on the Common Stock or any other series or class of Capital Stock ranking, as to dividends, junior to the Series B Preferred Stock for any period. No full dividends shall be paid or declared and set apart for payment on any Dividend Parity Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Dividend Parity Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.

     (b) If shares of Series B Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period, the Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock or any other series or class of Capital Stock ranking, as to dividends or upon liquidation, dissolution or winding up, on a parity with or junior to the Series B Preferred Stock (except by conversion into or exchange for Common Stock or other Capital Stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up); provided, however, the foregoing shall not prevent the purchase or acquisition of any shares of Capital Stock of the Corporation by the Corporation (i) in order to preserve the status of the Corporation as a real estate investment trust ("REIT") or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of Capital Stock of the Corporation.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Capital Stock of the Corporation unless the Corporation could, pursuant to Section 6 (b), purchase or otherwise acquire such shares at such time and in such manner.

     7. Redemption. (a) The Series B Preferred Stock shall not be redeemable in whole or in part prior to the tenth yearly anniversary of the date of issuance of the Series B

Preferred Stock. On or after the tenth yearly anniversary of the date of issuance of the Series B Preferred Stock, to the extent the Corporation shall have funds legally available therefor, the Series B Preferred Stock shall be subject to redemption in whole or in part, in cash, at the option of the Corporation on any Quarterly Dividend Payment Date, at the Redemption Price, together in each case with an amount (in cash and/or Common Stock, as applicable) equal to accrued and unpaid dividends to (and including) the date fixed for redemption. On and after the date fixed for redemption, provided that the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or deposited in trust for the benefit of the holders of the Series B Preferred Stock, dividends shall cease to accrue on the Series B Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the moneys (and Common Stock, if applicable) payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any moneys (and Common Stock, if applicable) deposited in trust by the Corporation which shall not be required for redemption because of the exercise of any right of conversion by the holders of the Series B Preferred Stock, shall be repaid to the Corporation forthwith. Any moneys (and Common Stock, if applicable) deposited in trust by the Corporation and unclaimed at the end of two years from the date fixed for such redemption shall be repaid to the Corporation upon its written request, after which repayment the holders of the shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (b) Notice of any redemption pursuant to Section 7 (a) shall be given to the holders of shares of Series B Preferred Stock once not less than thirty (30) or more than sixty (60) days prior to the date fixed for redemption. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock books of the Corporation and will specify (i) the date filed for redemption, (ii) the number of shares of Series B Preferred Stock to be redeemed, (iii) the Redemption Price, (iv) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price, (v) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on the date fixed for redemption, and (vi) the date upon which the holders' conversion rights will terminate. If less than all shares of Series B Preferred Stock then outstanding are to be redeemed, the shares of Series B Preferred stock will be redeemed pro rata from among the holders of shares of Series B Preferred Stock then outstanding.

     (c) If a notice of redemption has been given pursuant to this Section 7, and any holder of shares of the Series B Preferred Stock shall, prior to the close of business on the fifth day preceding the date fixed for redemption, give written notice to the Corporation pursuant to Section 10 below of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed, or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 10 below), then such redemption shall not become effective as to such shares to be converted and such redemption shall become effective as provided in Section 10 below, whereupon any funds (and Common Stock, if applicable) deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in
Section 10 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

     8. Reacquired Shares. Any shares of Series B Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any Series B Preferred Stock remains outstanding.

     9. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation then, before any distribution or payment shall be made to the holders of any shares of Common Stock or any other class or series of Capital Stock of the Corporation ranking junior to the Series B Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value per share, plus an amount equal to all dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Capital Stock of the Corporation ranking on a parity with the Series B Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series B Preferred Stock and all other such classes or series of Capital Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

     10. Conversion. (a) Holders of shares of Series B Preferred Stock shall have the right, exercisable at any time, except in the case of shares of Series B Preferred Stock called for redemption (as described in Section 7 above), to convert shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) at the Conversion Price. The number of shares of Common Stock into which a share of Series B Preferred Stock shall be convertible shall be determined by dividing the Liquidation Value by the Conversion Price. In the case of shares of the Series B Preferred Stock called for redemption, conversion rights shall expire at the close of business on the fifth

Business Day immediately preceding the date fixed for redemption. No payment or adjustment for accrued dividends on the shares of Series B Preferred Stock is to be made on conversion, but holders of record of shares of Series B Preferred Stock on a record date applicable to a Quarterly Dividend Payment Date shall be entitled to receive such quarterly dividend payment notwithstanding the conversion of such shares prior to such Quarterly Dividend Payment Date.

     (b) Holders of Series B Preferred Stock may convert such Series B Preferred Stock into Common Stock by surrendering to the Corporation's transfer agent, Registrar and Transfer Company (the "Transfer Agent"), at its offices in the City of New York, New York or New Jersey, the certificate of such Series B Preferred Stock to be converted, properly endorsed and medallion certified and accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Conversion Notice"). In case a Conversion Notice shall specify a name or names other than that of such holder, such Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto.

     (c) As promptly as practicable, and in any event within five Business Days after the date of delivery of the shares of Series B Preferred Stock to be converted (and the Conversion Notice), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the date of delivery of the Conversion Notice, so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series B Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) calendar days); but the surrender of shares of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series B Preferred Stock were surrendered, and at a rate of conversion which assumes the conversion took place during the period immediately prior to the closing of such books.

     (d) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series B Preferred Stock. If more than one share of the Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of the Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of Sale Price (as defined below) of the Common Stock at the close of business on the day of conversion. In the absence of a Sale Price, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate. As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by the Nasdaq Stock Market and if not so reported, then as reported by the National Quotation Bureau Incorporated.

     (e) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the then-outstanding shares of the Series B Preferred Stock. For the purposes of this Section 10 (e), the full number of shares of Common Stock, then issuable upon the conversion of all then-outstanding shares of the Series B Preferred Stock shall be computed as if at the time of computation, all outstanding shares of the Series B Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Maryland, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Series B Preferred Stock (as provided herein) at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock issued upon conversion of the shares of the Series B Preferred Stock shall be validly issued, fully paid and nonassessable.

     (f) The Conversion Price shall be subject to adjustment as follows:

     (i) In case the Corporation shall (A) pay a dividend or make a distribution on any class of its Capital Stock in shares of its Common Stock, other than on shares of Series B Preferred Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Price thereafter shall be determined by multiplying the Conversion Price at which the shares of the Series B Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto.
Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision, combination or reclassification. Notwithstanding anything to the contrary in this Section 10 (f) (i), Common Stock issued pursuant to the Corporation's dividend reinvestment plan shall not result in any adjustment to the Conversion Price.

     (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a Period expiring within forty-five (45) days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined in accordance with the provisions of Section 10(f) (iv) below) at the record date therefor (the "Current Market Price"), or in case the Corporation shall issue other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price, then the Conversion Price in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Price thereafter shall be determined by multiplying (A) the Conversion Price at which shares of the Series B Preferred Stock were theretofore convertible by (B) a fraction of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the sum of (l) the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and
(2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock (as determined in accordance with the provisions of Section 10 (f) (iv) below). Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 10 (f) (ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of Section 10 (f) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

     (iii) In case the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights to subscribe for or purchase any of its securities or those of its Subsidiaries (excluding those referred to in Sections 10 (f) (i) and 10 (f) (ii) above), then in each such case the number of shares of Common Stock into which each share of the Series B Preferred Stock shall thereafter be convertible shall be determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market price per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the portion of the Capital Stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Series B Preferred Stock shall have the right to receive the amount and kind of securities such holder would have received had such holder converted each such share of the Series B Preferred Stock immediately prior to the record date for the distribution of the securities. Such adjustment shall be made whenever any such payment or distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the distribution.

     (iv) For the purpose of any  computation  under Sections 10 (f) (ii) and 10
(f) (iii) above, the Current Market Price per share of Common Stock at any date shall be deemed to be the average Sale Price for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the day in question.

     (v) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that any adjustment that by reason of this Section 10 (f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 (f) shall be made to the nearest cent.

     (vi) In the event that, at any time as a result of an adjustment made pursuant to Section 10 (f) (i) or 10 (f) (iii) above, the holder of any share of the Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 10 (f) (i) through 10 (f) (v) above, and the other provisions of this Section 10 with respect to the Common Stock shall apply on like terms to any such other shares.

     (vii) In the event of a distribution of evidence of indebtedness or other assets (as described in Section 10 (f) (iii)) or a dividend to all holders of Common Stock of rights to subscribe for additional shares of Capital Stock (other than those referred to in Section 10 (f) (ii)), the Corporation may, instead of making an adjustment of the Conversion Price, make prior provision so that each holder who converts such shares of Series B Preferred Stock will be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights, warrants, evidences of indebtedness or other assets.

     (viii) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series B Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be conclusive evidence of the correctness of the adjustment. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of the Series B Preferred Stock.

     (ix) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Series B Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of the Series B Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this Section 10(f) (ix) shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

     (g) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series B Preferred Stock a notice of the reduction at least fifteen (15) days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 10(f) above.

     11. Mandatory Redemption. The shares of the Series B Preferred Stock are not subject to mandatory redemption or sinking fund requirements.

     12. REIT Status. Nothing contained in the Articles of Amendment and Restatement of the Corporation, including these Series B Preferred Stock Articles shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Amendment and Restatement of the Corporation), including, without limitation, the enforcement of the provisions of Article XI of the Articles of Amendment and Restatement of the Corporation.

Exhibit 3.1

           Exhibit B to Articles of Amendment and Restatement
               (the "Series E Preferred Stock Articles")


     The Series E Cumulative Convertible Preferred Stock shall be subject to all of the provisions of the Articles of Amendment and Restatement of the Corporation relating to the Capital Stock of the Corporation generally and shall, as set by the Board of Directors, have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

     1. Definitions. For the purposes of these Series E Preferred Stock Articles, the following terms shall have the meanings indicated:

     "Applicable Rate" shall mean (a) for the period commencing on the date of issuance of the Series E Preferred Stock and ending on the Effective Date, for each Quarterly Dividend Period the sum of (i) 75 basis points plus (ii) LIBOR as of the second LIBOR Market Day preceding the commencement of such Quarterly Dividend Period, and (b) for the period commencing on the Effective Date, for each Quarterly Dividend Period the sum of (i) 250 basis points plus (ii) LIBOR as of the second LIBOR Market Day preceding the commencement of such Quarterly Dividend Period.

     "Average Closing Trade Price" shall mean the quotient of (a) the sum of the Closing Trade Prices for all of the Valid Trading Days during the applicable Conversion Pricing Period divided by (b) the number of Valid Trading Days in such Conversion Pricing Period.

     "Business Day" shall mean any day other than a Saturday, Sunday or the Friday after Thanksgiving or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

     "Closing Trade Price" for a given Trading Day shall mean (a) the last traded price for the Common Stock or the Survivor Common Stock, as the case may be, for such Trading Day as reported on the stock exchange composite tape or (b) if the Common Stock is traded over-the-counter, the last reported bid quotation for the Common Stock or the Survivor Common Stock, as the case may be, for such Trading Day.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

     "Conversion Pricing Period" shall mean a period of twenty-one (or such fewer number as shall be mutually agreed upon in writing by the Corporation and the holder of the Series E Preferred Stock being converted) consecutive Trading Days immediately preceding the date of delivery of a Holder Conversion Notice or the Mandatory Conversion Date, as the case may be.

     "Dividend Parity Stock" shall have the meaning ascribed thereto in Section 3(b) hereof.

     "Effective Date" shall mean April 17, 2001.

     "Event" shall have the meaning ascribed thereto in Section 4(b) hereof.

     "Holder  Conversion  Notice"  shall have the  meaning  ascribed  thereto in
Section 9(d) hereof.

     "LIBOR" shall mean the arithmetic mean of the offered rates for 3 month deposits in United States dollars which appear on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) (the "Telerate Screen Page 3750") as of 11:00 A.M., London time, on the specified LIBOR Market Day; provided, however, if at the specified time on the specified LIBOR Market Day fewer than two such offered rates so appear on the Telerate Screen Page 3750, LIBOR shall mean the arithmetic mean of three offered rates to prime banks for 3 month deposits in United States dollars by three major banks in the London interbank market, as selected by the Corporation, at approximately 11:00 A.M., London time, on the specified LIBOR Market Day; provided, further, if fewer than three major banks in the London interbank market are quoting rates to prime banks for 3 month deposits in United States dollars, LIBOR shall be the LIBOR in effect for the previous Quarterly Dividend Period.

     "LIBOR Market Day" shall mean any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     "Liquidation Value" with respect to a share of Series E Preferred Stock shall mean $100.

     "Mandatory Conversion Date" shall mean the second anniversary of the Effective Date.

     "Noteholder  Preferred  Stock" shall have the meaning  ascribed  thereto in
Section 2 hereof.

     "Minimum Daily Price" shall mean either (a) 75% of the Closing Trade Price for the Trading Day immediately preceding either the date of delivery of the Holder Conversion Notice to the Corporation or the Mandatory Conversion Date, as the case may be, or (b) such price as shall be mutually agreed in writing by the Corporation and the holder of the Series E Preferred Stock that has requested conversion thereof.

     "Person" shall mean any individual, firm, corporation, or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, (i) is a solvent corporation or other entity organized under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation and (ii) is required to file, and in each of the three fiscal years immediately preceding the consummation of the applicable Transaction (or, if shorter, since its inception) has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended.

     "Quarterly Dividend Payment Date" shall have the meaning ascribed thereto in Section 3(a) hereof.

     "Quarterly Dividend Period" shall mean with respect to any Quarterly Dividend Payment Date, the period commencing on the day succeeding the prior Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date for a share of Series E Preferred Stock, the date of issuance of such share of Series E Preferred Stock) to and including such Quarterly Dividend Payment Date.

     "Redemption Price" shall have the meaning ascribed thereto in Section 6(a) hereof.

     "Series B Preferred Stock" shall mean the Corporation's Series B Cumulative Convertible Preferred Stock.

     "Series F Preferred Stock" shall mean the Corporation's Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) business days after the fifth business day after the initial issue date and during the period of ten (10) business days ending ninety (90) calendar days after the initial issue date or the first business day thereafter).

     "Series G Preferred Stock" shall mean the Corporation's Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) trading days commencing one-hundred (100) calendar days after the initial issue date or, if such commencement date is not a trading day, the first trading day thereafter).

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or substantially all of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series E Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Qualified Person, the parent entity that is a Qualified Person shall be the Surviving Person.

     "Survivor Common Stock" with respect to any Person shall mean any shares of such Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person; provided, however, that if at any time there shall be more than one such class or series, the shares of each such class and series issuable upon conversion of the Series E Preferred Stock then being converted shall be substantially in the proportion to the total number of shares of each such class and series.

     "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Stock or Survivor Common Stock, as the case may be, is listed or admitted to trading is open for the transaction of business or, if the Common Stock or Survivor Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Transaction" shall have the meaning ascribed thereto in Section 9(b) hereof.

     "Transfer Agent" shall have the meaning ascribed thereto in Section 9(d) hereof.

     "Valid Trading Day" shall mean any Trading Day during a Conversion Pricing Period in which either (a) the Closing Trade Price for such Trading Day exceeds the Minimum Daily Price or (b) the Closing Trade Price for such Trading Day does not exceed the Minimum Daily Price and the Corporation and the holder of the Series E Preferred Stock that has requested conversion thereof agree in writing to include such day as a Valid Trading Day in such Conversion Pricing Period.

     2. Designation and Number, Rank. (a) The shares of such series of preferred stock shall be designated as "Series E Cumulative Convertible Preferred Stock" (the "Series E Preferred Stock"). The number of shares initially constituting the Series E Preferred Stock shall be 203,000 which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series E Preferred Stock; provided, however, that such number may not be decreased below the number of then outstanding shares of Series E Preferred Stock.

     (b) The Series E Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to (w) the common stock, par value $.01 per share of the Corporation (the "Common Stock"),
(x) the Series F Preferred Stock (y) the Series G Preferred Stock, and (z) to all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks junior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (ii) on a parity with all Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks on a parity with the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and (iii) junior to (x) the Corporation's Series B Preferred Stock, (y) any Preferred Stock issued to creditors of the Corporation pursuant to the terms and conditions of Exhibit 2 to the Corporation's confirmed plan of reorganization (the "Noteholder Preferred Stock"), and (z) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks senior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

     3. Dividends and Distribution. (a) The holders of shares of Series E Preferred Stock, in preference to the holders of shares of Common Stock, Series F Preferred Stock, Series G Preferred Stock, and of any other shares of Capital Stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at the Applicable Rate, payable in quarterly installments on the last Business Day of each calendar quarter (March 31, June 30, September 30, December 31) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"). Each such quarterly dividend shall be fully cumulative, to the extent not paid, and, with respect to each share of Series E Preferred Stock, shall accrue (whether or not earned or declared) on a daily basis with additional cumulative dividends on any accrued but unpaid dividends accruing daily (whether or not earned or declared) and compounding quarterly at the Applicable Rate, from the date of issuance of such share of Series E Preferred Stock, and thereafter from the first day of the quarterly period in which such dividend may be payable as herein provided. Quarterly dividends payable with respect to calendar quarters and any partial quarter in the period commenced on the date of issuance of the Series E Preferred Stock and ending with the Effective Date shall be payable in Common Stock. No quarterly dividends payable prior to the Effective Date shall be paid until the Effective Date. After the Effective Date, dividends shall be payable in cash or Common Stock (or a combination thereof) at the Corporation's option.

     (b) With respect to dividends payable in Common Stock, pursuant to Section 3(a) above, the calculation of the number of shares of Common Stock issuable by the Corporation shall be based on (i) the cash amount which would be payable if cash dividends were to be paid on the Quarterly Dividend Payment Date divided by
(ii) the average of the Closing Trade Prices for the five (5) Trading Days prior to the Quarterly Dividend Payment Date. No fractional shares shall be issued.

     (c) Dividends paid on the shares of the Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series E Preferred Stock and all other shares of Capital Stock of the Corporation ranking on a parity as to dividends with the Series E Preferred Stock "Dividend Parity Stock") at the time outstanding pro rata so that the amount of dividends declared per share of Series E Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and the Dividend Parity Stock bear to each other. The Board of Directors may fix a record date for the determination of holders of shares of the Series E Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days nor less than ten days prior to the date fixed for the payment thereof.

     (d) Any dividend payment made on shares of the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series E Preferred Stock which remains payable.

     (e) The holders of shares of the Series E Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

     4. Voting Rights. So long as the Series E Preferred Stock remains outstanding, the holders of shares of the Series E Preferred Stock shall have the following voting rights:

     (a) The holders of shares of Series E Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

     (b) The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, voting separately as a class, shall be necessary to (i) authorize, create or increase the authorized or issued amount of any class or series of the Corporation's Capital Stock ranking prior to the Series E Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Capital Stock of the Corporation into any such Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock or (ii) amend, alter or repeal any of the provisions of the Articles of Amendment and Restatement of the Corporation, including these Series E Preferred Stock Articles, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, with respect to any amendment, alteration, waiver or repeal of any provision of the Series E Preferred Stock Articles no consent, approval or vote of the holders of Common Stock or any other Capital Stock of the Corporation shall be necessary or required; provided, further with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series E Preferred Stock; and provided, further, that (x) any increase in the amount of authorized Common Stock or Series E Preferred Stock or the authorization, creation or issuance of any other class or series of Capital Stock or (y) any increase in the amount of authorized shares of any other class or series of Capital Stock, in each case ranking on a parity with or junior to the Series E Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     Notwithstanding the provisions of this Section 4(b), no affirmative vote of the outstanding shares of Series E Preferred Stock shall be necessary to authorize or create the Noteholder Preferred Stock.

     (c) During any period in which dividends on the Series E Preferred Stock are cumulatively in arrears for six or more quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series E Preferred Stock, voting separately as a single class (together with any other series of Preferred Stock as provided in Section 4(d)(iii)), shall have, in addition to the other voting rights expressly set forth herein, the right to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of Capital Stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing such remaining directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series E Preferred Stock shall have been paid in full, at which time such additional directors shall cease to be directors, subject to the rights of any other series of Preferred Stock to vote for the election of such additional directors (as described in Section 4(d)(iii)), and such additional voting right of the holders of Series E Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above. In no event shall the holders of Series E Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 4.

     (d)(i) The foregoing rights of holders of shares of Series E Preferred Stock to take any actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of all of the holders of the Series E Preferred Stock. So long as such right to vote continues (and unless such right has been exercised by written consent of all of the holders of the Series E Preferred Stock), the Chairman of the Board of Directors may call, and upon the written request of holders of record of twenty (20)% of the outstanding shares of Series E Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within sixty (60) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

     (ii) Except as provided in paragraph (d)(iii) of this Section 4, at each meeting of stockholders at which the holders of shares of Series E Preferred Stock shall have the right, voting separately as a single class, to elect directors of the Corporation as provided in this Section 4 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series E Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series E Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Series E Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of Capital Stock shall not prevent the election of directors to be elected by the holders of shares of Series E Preferred Stock or the taking of any action as provided in this Section 4; and

     (B) in the absence of a quorum of the holders of shares of Series E Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series E Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.


     (iii) If, at any time when the holders of Series E Preferred Stock are entitled to elect directors pursuant to the provisions of Section 4(c), the holders of any one or more other series of

Preferred Stock are entitled to elect directors by reason of any default or event specified in the Corporation's Articles of Amendment and Restatement of the Corporation (or any articles supplementary thereto), as in effect at the time, or the articles supplementary for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series E Preferred Stock and of all such other series then entitled so to vote, voting together as one class, shall elect such directors. At each meeting of stockholders at which the holders of shares of Series E Preferred Stock shall have the right, voting together with such other series as a single class, to elect directors of the Corporation as provided in this Section 4 or to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of such two or more series then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of such two or more series shall not prevent the election of directors other than those to be elected by the holders of shares of such two or more series and the absence of a quorum of the holders of shares of any other class or series of Capital Stock shall not prevent the election of directors to be elected by the holders of shares of such two or more series or the taking of any action as provided in this Section 4; and

     (B) in the absence of a quorum of the holders of shares of such two or more series a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of such two or more series from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series E Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in Section 4(d) above, then a new election shall be held with all such other series of Preferred Stock and the Series E Preferred Stock voting together as a single class for such directors, resulting in the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series E Preferred Stock shall not participate in the election of more than such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Series E Preferred Stock; provided that, if at the expiration of such terms, the holders of Series E Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders) of holders of Series E Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 4) to be held on or prior to the time of expiration of the expiring terms referred to above.

     (iv) Except as otherwise specifically provided in paragraph (d)(iii) of this Section 4:

     (A) for the taking of any action as provided in paragraphs (b) and (c) of this Section 4 by the holders of Series E Preferred Stock, each such holder shall have one vote for each share of such stock standing in such holder's name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; and

     (B) each director elected by the holders of shares of Series E Preferred Stock as provided in this Section 4 shall, unless his or her term shall expire earlier upon payment in full by the Corporation of all accumulated dividends on the Series E Preferred Stock, hold office until the annual meeting of stockholders next succeeding his election and until his successor, if any, is elected and qualified.

     (v) In case any vacancy shall occur among the directors elected by the holders of shares of Series E Preferred Stock (and any other series of Preferred Stock, if any) as provided in this Section 4, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Series E Preferred Stock (and any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) shall cease to serve as directors before their terms shall expire, the holders of the Series E Preferred Stock (and any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) then outstanding and entitled to vote for such directors may, by written consent of all of the holders of Series E Preferred Stock, or at a special meeting of such holders called in accordance with the provisions of Section 4(d)(i), elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

     (vi) Any director elected by the holders of shares of Series E Preferred Stock voting separately as a single class (together with any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)) may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock or written consent of all of the holders of Series E Preferred Stock (together with any other series of Preferred Stock, if any, as provided in Section 4(d)(iii)). A special meeting of the holders of Series E Preferred Stock (together with holders of any other series of Preferred Stock, if any, as provided in Section 4(d)(iii) may be called in accordance with the provisions of Section 4(d)(i).

     5. Certain Restrictions. (a) If shares of Series E Preferred Stock are outstanding unless, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for past dividend periods and the then current dividend period, other than pursuant to Section 3(c), the Corporation will not declare, make, pay or set apart for payment or distribution any dividends or other distributions (other than in Common Stock or other Capital Stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding up) on the Common Stock, Series F Preferred Stock or any other series or class of

Capital Stock ranking as to dividends, on a parity with or junior to the Series E Preferred Stock for any period.

     (b) If shares of Series E Preferred Stock are outstanding, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all past dividend periods and the then current dividend period, the Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock, Series F Preferred Stock or any other series or class of Capital Stock ranking, as to dividends or upon liquidation, dissolution or winding up, on a parity with or junior to the Series E Preferred Stock (except by conversion into or exchange for Common Stock or other Capital Stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding up); provided, however, the foregoing shall not prevent the purchase or acquisition of any shares of Capital Stock of the Corporation by the Corporation (i) in order to preserve the status of the Corporation as a real estate investment trust ("REIT") or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of Capital Stock of the Corporation.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Capital Stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this
Section 5, purchase or otherwise acquire such shares at such time and in such manner.

     6. Redemption. (a) The Series E Preferred Stock shall be redeemable in whole or in part, at the option of the Company, at any time and from time to time after the date of issuance of the Series E Preferred Stock, to the extent the Corporation shall have funds legally available therefore, in cash, at $106 per share (the "Redemption Price"), together in each case with an amount equal to accrued and unpaid dividends to (and including) the date fixed for redemption. On and after the date fixed for redemption, provided that the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or deposited in trust for the benefit of the holders of the Series E Preferred Stock, dividends shall cease to accrue on the Series E Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any moneys deposited in trust by the Corporation, which shall not be required for redemption because of the exercise of any right of conversion by the holders of the Series E Preferred Stock, shall be repaid to the Corporation forthwith. Any moneys deposited in trust by the Corporation and unclaimed at the end of two years from the date fixed for such redemption shall be repaid to the Corporation upon its written request, after which repayment the holders of the shares of Series E Preferred
Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (b) Notice of any redemption pursuant to Section 6(a) shall be given to the holders of shares of Series E Preferred Stock once not less than forty-five (45) or more than sixty (60) days prior to the date fixed for redemption. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock books of the Corporation and will specify (i) the date fixed for redemption, (ii) the number of shares of Series E Preferred Stock to be redeemed, (iii) the Redemption Price, (iv) the place or places where certificates for shares of Series E Preferred Stock are to be surrendered for payment of the Redemption Price, (v) that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on the dated fixed for redemption, (vi) the date upon which the holders' conversion rights will terminate (which date shall be determined in accordance with Section 9(g)). If less than all shares of Series E Preferred Stock then outstanding are to be redeemed, the shares of Series E
Preferred Stock will be redeemed pro rata from among the holders of shares of Series E Preferred Stock then outstanding.

     7. Reacquired Shares. Any shares of Series E Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series E Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any Series E Preferred Stock remains outstanding.

     8. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation then, before any distribution or payment shall be made to the holders of any shares of Common Stock or any other class or series of Capital Stock of the Corporation ranking junior to the Series E Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series E Preferred Stock shall be entitled to receive out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value per share, plus an amount equal to all dividends accrued and unpaid thereon as of the date of liquidation dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidation distributions on all outstanding shares of Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Capital Stock of the Corporation ranking on a parity with the Series E Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series E Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

     9. Conversion. (a) (i) Shares of Series E Preferred Stock shall become convertible at the option of the holder thereof into fully paid and non-assessable shares of Common Stock beginning after the Effective Date in accordance with the following terms and conditions:

     Up to 50,750 shares of Series E Preferred Stock in the aggregate shall become convertible into fully paid and non-assessable shares of Common Stock during each of the periods beginning upon the expiration of: (A) three (3) months after the Effective Date, (B) nine (9) months after the Effective Date,
(C) twelve (12) months after the Effective Date, and (D) fifteen (15) months after the Effective Date; provided, however, that during the period beginning upon the expiration of four (4) months after the Effective Date and ending upon the expiration of eight (8) months after the Effective Date up to an additional 15,000 shares of Series E Preferred Stock in the aggregate shall become convertible into fully paid and non-assessable shares of Common Stock during any one twenty-one (21) Trading Day period selected by the holder of the Series E Preferred Stock, so long as the Closing Trade Price for the Common Stock on each Trading Day during the twenty-one (21) Trading Days preceding the commencement of such twenty-one (21) Trading Day period was greater than three dollars ($3.00) per share, and, provided further, that upon the expiration of ten (10) months after the Effective Date up to an additional 10,000 shares of Series E Preferred Stock in the aggregate shall become convertible into fully paid and non-assessable shares of Common Stock during any one twenty-one (21) Trading Day period selected by the holder of Series E Preferred Stock so long as the Closing Trade Price for the Common Stock on each Trading Day during the twenty-one (21) Trading Days preceding the commencement of such twenty-one (21) Trading Day period was greater than three dollars ($3.00) per share.

     (ii) Notwithstanding anything in this Section 9(a) to the contrary, the holders of the Series E Preferred Stock shall not be permitted to convert (i) more than 50,750 shares (or less than 1,000 shares at any one time) of Series E Preferred Stock during any twenty one (21) consecutive Trading Days, or (ii) any shares of Series E Preferred Stock into shares of Common Stock if such conversion would result in the holder of Series E Preferred Stock requesting such conversion owning 5% or more of the Corporation's then outstanding Common Stock.

     Determination of which holders shall be entitled to convert during any applicable period shall be based upon the holders which first deliver to the Corporation the conversion notice and certificates of Series E Preferred Stock specified in paragraph (d) below, with any allocation between holders delivering the required conversion notice and certificates of Series E Preferred Stock on the same day to be made pro rata based upon the number of shares of Series E Preferred Stock submitted for conversion.

     In the event a holder of Series E Preferred Stock cannot effect a requested conversion of such holder's Series E Preferred Stock at the time requested, the Corporation shall, without further action on the part of such holder, convert such shares of Series E Preferred Stock into Common Stock on the earliest date that such conversion is possible under the terms of these Series E Preferred Stock Articles.

     (b) On the Mandatory Conversion Date for each share of Series E Preferred Stock, such share of Series E Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock.

     (c) The number of shares of Common Stock deliverable upon conversion of a share of Series E Preferred Stock shall be equal to a fraction (i) the numerator of which is the Liquidation Value of the Series E Preferred Stock and (ii) the denominator of which is a Closing Trade Price for a Trading Day occurring within the Conversion Pricing Period mutually acceptable to the Corporation and the holder, provided, however, that if no Closing Trade Price is mutually acceptable to the Corporation and the holder, then the denominator shall be the Average Closing Trade Price for the applicable Conversion Pricing Period.

     (d) Prior to the Mandatory Conversion Date, the holders of Series E Preferred Stock may convert such Series E Preferred Stock into Common Stock by surrendering to the Corporation at the principal office of the Corporation in the State of Maryland (the "Transfer Agent"), or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors, the certificate of such Series E Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Holder Conversion Notice"). In case a Holder Conversion Notice shall specify a name or names other than that of such holder, such Holder Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series E Preferred Stock pursuant hereto.

     (e) After the Mandatory Conversion Date, the holders of Series E Preferred Stock may exchange certificates representing Series E Preferred Stock for certificates representing Common Stock by surrendering to the Transfer Agent such certificates representing Series E Preferred Stock. In case the holder of Series E Preferred Stock requests the Common Stock to be registered in a name or names other than that of such holder, the Series E Preferred Stock submitted for conversion shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes
(other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series E Preferred Stock pursuant hereto.

     (f) As promptly as practicable, and in any event within five Business Days after the date of delivery of the shares of Series E Preferred Stock to be converted (and, if prior to the Mandatory Conversion Date, the Holder Conversion Notice), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series E Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series E Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series E Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the date of delivery of the Holder Conversion Notice or the Mandatory Conversion Date, as the case may be, so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series E Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 10 calendar days); but the surrender of shares of Series E Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series E Preferred Stock were surrendered, and at a rate of conversion which assumes the Conversion Pricing Period took place during the period immediately prior to the closing of such books.

     (g) In case any shares of Series E Preferred Stock are to be redeemed pursuant to Section 6, the right of conversion set forth in this Section 9 shall cease and terminate as to the shares of Series E Preferred Stock to be redeemed at the close of business, Washington, D.C. time, on the date of delivery to the holders of Series E Preferred Stock of notice of redemption in accordance with
Section 6(b), unless (i) the Corporation shall have received a Holder Conversion Notice in respect of such shares of Series E Preferred Stock prior to such time or (ii) the Corporation shall default in the payment of the amount payable upon such redemption.

     (h) Upon conversion of any shares of the Series E Preferred Stock, all accrued and unpaid dividends up to (and including) the date of receipt by the Corporation of the Holder Conversion Notice or the Mandatory Conversion Date, as the case may be, whether or not declared, on each share of Series E Preferred Stock being converted shall become immediately due and payable on the date of the issuance and delivery by the Corporation of the certificate representing the shares of Common Stock to which such holder of shares of the Series E Preferred Stock being converted is entitled. In the event that the Corporation is legally prohibited from paying such dividends on such date, the Corporation shall pay such unpaid dividends to the holder of such shares as soon thereafter as it is legally able to do so.

     (i) In connection with the conversion of any shares of Series E Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Average Closing Trade Price for the applicable Conversion Pricing Period. If more than one share of Series E Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series E Preferred Stock so surrendered.

     (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series E Preferred Stock.

     (k) In case of any capital reorganization or reclassification of outstanding shares of Common Stock, or in the case of any consolidation or merger of the Corporation with or into another Person or in the case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), at the option of the holder of any shares of Series E Preferred Stock, (i) each share of Series E Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series E Preferred Stock was convertible, assuming that the Conversion Pricing Period related thereto ended on the day immediately preceding the consummation of such Transaction (including, on a pro rata basis, in the case of securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction, insofar as receipt of such cash, securities or property in connection with any step in such Transaction does not result in the holders of Series E Preferred Stock receiving in the aggregate more than such holders would otherwise be entitled to receive pursuant to this clause (i)) or (ii) each share of Series E Preferred Stock shall entitle the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person subsequent to the consummation of such Transaction (A) if the Surviving Person is a Qualified Person, that number of shares of Survivor Common Stock of the Surviving Person determined by multiplying the number of shares of Common Stock into which such share of Series E Preferred Stock was convertible, assuming that the Conversion Pricing Period related thereto ended on the day immediately preceding the consummation of such Transaction by a fraction, the numerator of which is the Average Closing Trade Price for the Common Stock for twenty-one Trading Days preceding the date of consummation of such Transaction and the denominator of which is the Average Closing Trade Price for the Survivor Common Stock for the twenty-one Trading Days preceding the consummation of the transaction giving rise to the adjustment in this paragraph (k) or (B) if the Surviving Person is not a Qualified Person, $106 in cash per share of Series E Preferred Stock, payable in immediately available funds. In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 9 with respect to the rights and interests thereafter of the holders of shares of Series E
Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series E Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series E Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to this Section 9 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     10. REIT Status. Nothing contained in the Articles of Amendment and Restatement of the Corporation, including these Series E Preferred Stock Articles shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Amendment and Restatement of the Corporation), including, without limitation, the enforcement of the provisions of Article XI of the Articles of Amendment and Restatement of the Corporation.

Exhibit 3.1

            Exhibit C to Articles of Amendment and Restatement
                (the "Series F Preferred Stock Articles")


     The Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten (10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter) shall be subject to all of the provisions of the Articles of Amendment and Restatement of the Corporation relating to the Capital Stock of the Corporation generally and shall, as set by the Board of Directors, have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

     1. Definitions. For the purposes of these Series F Preferred Stock Articles, the following terms have the meanings indicated:

     "Articles of Amendment and Restatement" means the Articles of Amendment and Restatement of the Corporation as in effect from time to time (including any and all amendments and supplements thereto and restatements thereof).

     "Average Price" for a given Pricing Period means (a) the Volume Weighted Average Price of the Common Stock traded during such Pricing Period utilizing the Bloomberg Equity HP function, or, if that information is not available, (b) the average of the sum of the average daily high and low sale prices for the Common Stock for each Trading Day during such Pricing Period, as reported on the stock exchange composite tape, weighted by the number of shares traded for that day or, (c) if the Common Stock is traded over-the-counter, the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each Trading Day during such Pricing Period.

     "Board" and "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, Sunday or the Friday after Thanksgiving, or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Conversion Period" has the meaning ascribed thereto in Section 9(a).

     "Corporation" means CRIIMI MAE Inc., a Maryland corporation.

     "Dividend Average Price" means the Volume Weighted Average Price of the Common Stock traded during the ten Trading Days beginning one Trading Day after the

Dividend Declaration Date (a "Dividend Pricing Period"), utilizing the Bloomberg Equity VAP function, or, (x) if that information is not available, the average of the sum of the average daily high and low sale prices for the Common Stock for each day during a Dividend Pricing Period, as reported on the stock exchange composite tape, weighted by the number of shares of Common Stock traded for that day or, (y) if the Common Stock is traded over-the-counter, the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each day during a Dividend Pricing Period, weighted by the number of shares of Common Stock traded for that day.

     "Dividend Declaration Date" means, with respect to any quarterly dividend, the date on which the Board of Directors declares such dividend.

     "Dividend  Parity  Stock"  has the  meaning  ascribed  thereto  in  Section
3(a)(ii).

     "Dividend  Payment  Date"  has the  meaning  ascribed  thereto  in  Section
3(a)(i).

     "Dividend Period" has the meaning ascribed thereto in Section 3(a)(i).

     "Dividend Rate" means 12%.

     "Effective Date" means April 17, 2001.

     "Holder Conversion Notice" has the meaning ascribed thereto in Section 9(d)(i).

     "Initial Issue Date" has the meaning ascribed thereto in Section 3(a)(i).

     "Junior Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Liquidation  Parity  Stock" has the  meaning  ascribed  thereto in Section
8(a).

     "Liquidation Value" means, with respect to a share of Series F Preferred Stock, $10.00.

     "MGCL" means the Maryland General Corporation Law, as amended, as the same may be in effect from time to time.

     "Parity Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Person" means any individual, firm, corporation or other entity, and includes any successor (by merger or otherwise) of such entity.

     "Preferred Stock" means the preferred stock, par value $0.01 per share, of the Corporation.

     "Pricing Period" means the ten (10) Trading Days ending one day prior to the date a holder of the Series F Dividend Preferred converts his or her shares during a Conversion Period.

     "Redemption Date" has the meaning ascribed thereto in Section 6(a).

     "Redemption Price" means, with respect to a share of Series F Preferred Stock, $10.00.

     "REIT" means a real estate investment trust for federal income tax purposes.

     "Sale Price" has the meaning ascribed thereto in Section 9(d)(iii).

     "Senior Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Series B Preferred Stock" means the Corporation's Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series E Preferred Stock" means the Corporation's Series E Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series F  Preferred  Stock" has the  meaning  ascribed  thereto in Section
2(a).

     "Series G Preferred Stock" shall mean the Corporation's Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) trading days commencing one hundred (100) calendar days after the initial issue date or, if such commencement date is not a trading day, the first trading day thereafter), par value $0.01 per share.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities, or equity interest, is owned, directly or indirectly, by such Person.

     "Trading Day" means any day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Volume Weighted Average Price of the Common Stock" for a given period means the quotient of (i) the aggregate dollar value obtained by multiplying (a) the number of shares of Common Stock traded at each given price during such period, by (b) such price, divided by (ii) the total number of shares of Common Stock traded during such period.

     2. Designation and Number; Rank. (a) The shares of the series of Preferred Stock designated pursuant hereto shall be designated as "Series F Redeemable

Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten (10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter)" (the "Series F Preferred Stock"). The number of shares initially constituting the Series F Preferred Stock shall be 1,610,000 which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series F Preferred Stock; provided, however, that such number may not be decreased below the number of shares of Series F Preferred Stock outstanding at the effective time of such reduction.

     (b) The Series F Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to the Common Stock and to all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks junior to the Series F Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such other Capital Stock being referred to as the "Junior Capital Stock"); (ii) pari passu with all Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks pari passu with the Series F Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Capital Stock being referred to as the "Parity Capital Stock"); and (iii) junior to (w) the Series B Preferred Stock, (x) the Series E Preferred Stock, (y) any Preferred Stock issued to creditors of the Corporation pursuant to the terms and conditions of
Exhibit 2 to the Corporation's confirmed plan of reorganization, and (z) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks senior to the Series F Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Capital Stock being referred to as the "Senior Capital Stock").

     (c) Savings Clause. Notwithstanding anything otherwise provided in these Series F Preferred Stock Articles, none of the rights pertaining to dividends and distributions, and rights upon liquidation, dissolution and winding up attributable to the Series F Preferred Stock, may be exercised, enjoyed or received unless the corresponding rights of the Senior Capital Stock have been fully exercised, enjoyed or received.

     3. Dividends and Distributions. (a)(i) The holders of shares of Series F Preferred Stock, in preference to the holders of shares of Common Stock and of shares of any Junior Capital Stock that ranks junior to the Series F Preferred Stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at the Dividend Rate, payable no more than sixty (60) calendar days following the Dividend Declaration Date. Such dividends shall be declared at such intervals as the Board of Directors, in its discretion, shall determine; provided, however, that payment of the first dividend on shares of Series F Preferred Stock shall be paid no earlier than the end of the calendar quarter (March 31, June 30, September 30, December 31) in which the Effective Date occurs and thereafter not more than quarterly, as determined by the

Board of Directors (each such period being referred to as a "Dividend Period"). Notwithstanding the preceding, all or any portion of the accrued and unpaid dividends as of the Effective Date may be paid, at the Corporation's option, as early as the Effective Date. Dividends shall be fully cumulative from the date of first issuance of any shares of Series F Preferred Stock (the "Initial Issue Date") and, after the payment of the first dividend, payable not more than quarterly in arrears. Accrued dividends will not be paid (a) to holders who exercise their conversion privilege during a Conversion Period on shares so converted or (b) in respect of shares called for redemption pursuant to Section 6(a) hereof from and after the Dividend Declaration Date next preceding the Redemption Date with respect to such shares. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date set by the Board of Directors. No interest shall be payable with respect to any dividend payment on Series F Preferred Stock that may be in arrears. Dividends shall be payable in cash or in Common Stock (or a combination thereof), at the Corporation's option, including without limitation, all accrued and unpaid dividends as of the Effective Date. If the dividends are paid in Common Stock, the number of shares of Common Stock issuable by the Corporation shall be determined by dividing the cash amount which would be payable if cash dividends were to be paid on the payment date for the applicable Dividend Period (the "Dividend Payment Date") by the Dividend Average Price. No fractional shares of Common Stock shall be issued. Instead of any fractional share of Common Stock, the Corporation shall pay a cash adjustment in respect to such fraction.

     (ii) Dividends paid on shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series F Preferred Stock and all other shares of Capital Stock of the Corporation ranking on parity as to dividends with the Series F Preferred Stock ("Dividend Parity Stock") at the time outstanding pro rata, so that the dollar amount of the dividend declared per share of Series F Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and the Dividend Parity Stock bear to each other.

     (iii) The Board of Directors may fix a record date for the determination of holders of shares of the Series F Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) calendar days nor less than ten (10) calendar days prior to the date fixed for the payment thereof.

     (iv) Any dividend payment made on shares of the Series F Preferred Stock first shall be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series F Preferred Stock which remains payable.

     (b) Holders of shares of the Series F Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

     4. Voting Rights. So long as the Series F Preferred Stock remains outstanding, the holders of shares of the Series F Preferred Stock shall have the following voting rights:

     (a) Holders of shares of Series F Preferred Stock shall have no voting rights except as set forth below or as otherwise required by law.

     (b) During any period in which dividends on the Series F Preferred Stock are cumulatively in arrears for not less than six quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series F Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of Capital Stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series F Preferred Stock shall have been paid in full or non-cumulative dividends paid regularly for one year, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series F Preferred Stock shall terminate subject to revesting in the event of each and every subsequent cumulative arrearage for not less than six (6) quarterly periods as contemplated by the first sentence of this Section. In no event shall the holders of Series F Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 4(b).

     (c)(i) The voting rights of holders of shares of Series F Preferred Stock set forth in Section 4(b) above may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the unanimous written consent, delivered to the Secretary of the Corporation, of the holders of the outstanding shares of Series F Preferred Stock. Unless such right has been exercised by the unanimous written consent of the holders of Series F Preferred Stock, the Chairman of the Board of Directors may call, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of Series F Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held not more than sixty (60) calendar days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of special meetings of stockholders.

     (ii) At each meeting of stockholders at which the holders of shares of Series F Preferred Stock shall have the right, as provided in this Section 4, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series F Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series F Preferred Stock shall not prevent the election of directors or the taking of any other action by the holders of any other class(es) or series of the Corporation's Capital Stock, and the absence of a quorum of the holders of shares of any other class or series of the Corporation's Capital Stock shall not prevent the taking of any action by the holders of Series F Preferred Stock as provided in this
Section 4; and

     (B) in the absence of a quorum of the holders of shares of Series F Preferred Stock, a majority of the holders of shares of Series F Preferred Stock, present in person or by proxy, shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series F Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     (iii) For the taking of any action as provided in this Section 4 by the holders of Series F Preferred Stock, each such holder shall have one (1) vote for each share of Series F Preferred Stock in such holder's name on the stock transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     5. Certain Restrictions. (a) If any shares of Series F Preferred Stock are outstanding, then the Corporation shall not, other than pursuant to Section 3(a)(ii), declare, make, pay or set apart for payment or distribution any dividends or other distributions for any period (other than in Common Stock, Dividend Parity Stock or Junior Capital Stock) on the Common Stock, any series or class of Dividend Parity Stock or any series or class of Junior Capital Stock that ranks junior to the Series F Preferred Stock with respect to dividend rights, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on all shares of Series F Preferred Stock entitled thereto.

     (b) If any  shares  of  Series  F  Preferred  Stock  are  outstanding,  the
Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock or any Junior Capital Stock (except by conversion into or exchange for Common Stock or Junior Capital Stock) unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on the Series F Preferred Stock for all past dividend periods through and including the date fixed for redemption, purchase or acquisition, provided, however, that the foregoing shall not prevent the purchase or acquisition of any shares of Capital Stock of the Corporation by the

Corporation (i) to the extent necessary, in the reasonable judgment of the Board of Directors, in order to preserve the status of the Corporation as a REIT or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of Capital Stock of the Corporation. For purposes of this Section 5(b), the date to be fixed for redemption, purchase or acquisition shall be set by resolution of the Board of Directors.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Capital Stock of the Corporation unless the Corporation could, pursuant to this Section 5(b), purchase or otherwise acquire such shares at such time and in such manner.

     6. Redemption. (a) Shares of Series F Preferred Stock shall not be redeemable in whole or in part prior to the first (1st) annual anniversary of the Initial Issue Date. On or after such first (1st) annual anniversary, to the extent the Corporation shall have funds legally available therefor, the Series F Preferred Stock shall be subject to redemption in whole or in part, in cash or shares of Parity Capital Stock, at the election of the Corporation in its sole discretion, at any time or from time to time, at the Redemption Price, together, in each case with an amount (in cash and/or Common Stock, as applicable) equal to any accrued and unpaid dividends to (and including) the date fixed for redemption (the "Redemption Date"). Notwithstanding the preceding, no dividends shall be due and payable in respect of shares of Series F Preferred Stock called for redemption pursuant to this Section 6(a) from and after the Dividend Declaration Date next preceding the Redemption Date with respect to such shares. On and after the Redemption Date, provided that the aggregate Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) for all shares of Series F Preferred Stock called for redemption has been duly paid or deposited in trust for the benefit of the holders of the Series F Preferred Stock, dividends shall cease to accrue on the Series F Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares shall cease, except only the right to receive the monies (and Common Stock, if applicable) payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any monies (and Common Stock, if applicable) deposited in trust by the Corporation and unclaimed at the end of two (2) years from the Redemption Date shall be repaid to the Corporation upon its written request, after which repayment the holders of shares of Series F Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (b) Notice of any redemption pursuant to Section 6(a) shall be given to the holders of shares of Series F Preferred Stock not less than thirty (30) or more than forty-five (45) calendar days prior to the Redemption Date. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock transfer books of the Corporation and shall specify (i) the Redemption Date; (ii) the total number of shares of Series F Preferred Stock to be redeemed; (iii) the number of shares of Series F Preferred Stock to be redeemed from such holder; (iv) the per share Redemption Price and the aggregate Redemption Price for all shares to be redeemed from such holder; (v) the place or places where certificates for shares of Series F Preferred Stock are to be surrendered for payment of the Redemption Price; and (vi) that dividends on the shares of Series F Preferred Stock to be redeemed will cease to accrue on the Redemption Date. If less than all shares of Series F Preferred Stock then outstanding are to be redeemed, shares of Series F Preferred Stock will be redeemed pro rata from among the holders of shares of Series F Preferred Stock then outstanding.

     7. Reacquired Shares. Any shares of Series F Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series F Preferred Stock shall, upon their cancellation, and upon the filing of appropriate articles supplementary with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of any series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any Series F Preferred Stock remains outstanding.

     8. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of any shares of Common Stock or any class or series of Junior Capital Stock that ranks junior to the Series F Preferred Stock as to distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series F Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value, plus an amount equal to any dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all shares of Parity Capital Stock that ranks pari passu with the Series F Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up ("Liquidation Parity Stock"), then the holders of Series F Preferred Stock and all other such classes or series of Liquidation Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

     9. Conversion. (a) During the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten
(10) Business

Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter (each, a "Conversion Period"), each outstanding share of Series F Preferred Stock shall be convertible, at the sole option of the holder thereof, into fully paid and nonassessable shares of Common Stock; provided, however, that in no event may a holder of Series F Preferred Stock convert a share of Series F Preferred Stock into Common Stock if such conversion would result in violation of Article XI of the Articles of Amendment and Restatement of the Corporation.

     (b) The number of shares of Common Stock deliverable upon conversion of a share of Series F Preferred Stock during a Conversion Period shall be equal to a fraction (i) the numerator of which is the Liquidation Value of the Series F Preferred Stock and (ii) the denominator of which, subject to Section 9(c), is the Average Price for the Pricing Period.

     (c) Anything to the contrary contained in Section 9(b) or Section 9(d)(v) notwithstanding, in no event shall the Average Price used to compute the number of shares of Common Stock issuable upon conversion be less than fifty percent (50%) of the Volume Weighted Average Price of the Common Stock on the Initial Issue Date. In the event that the Average Price is less than the floor set forth in the preceding sentence, then the number of shares of Common Stock issuable upon conversion shall be computed by reference to such floor.

     (d)(i) During either Conversion Period, holders of Series F Preferred Stock may convert their shares of Series F Preferred Stock into Common Stock by surrendering to the Corporation's transfer agent, Registrar and Transfer Company (the "Transfer Agent"), at its offices in Cranford, New Jersey, the certificate(s) of such Series F Preferred Stock to be converted, properly endorsed and medallion certified, and accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Holder Conversion Notice"). In case a Holder Conversion Notice shall specify a name or names other than that of such holder, such Holder Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than fees to the Transfer Agent, the Corporation will not pay any issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series F Preferred Stock pursuant hereto.

     (ii) As promptly as practicable, and in any event within five (5) Business Days after the date of delivery of the certificate(s) representing shares of Series F Preferred Stock to be converted, together with a Holder Conversion Notice (or, if the share certificate(s) and Holder Conversion Notice are delivered separately, then within five (5) Business Days after the date of delivery of the later document(s) to be so delivered), the Corporation shall deliver or cause to be delivered (i) one or more certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series F Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series F Preferred Stock evidenced by the surrendered certificate(s) is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series F Preferred Stock evidenced by such surrendered certificate(s), less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the later of the date of delivery of the Holder Conversion Notice or the date of delivery of the certificate(s) representing the shares being converted (if different), or if such date is not a Business Day, as of the close of business on the next succeeding Business Day, so that the rights of the holder thereof as to the shares being converted shall cease, except only the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at the close of business on such date. The Corporation shall not be required to convert, and no surrender of shares of Series F Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) calendar days); provided that the surrender of shares of Series F Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series F Preferred Stock were surrendered, or if such date is not a Business Day, as of the close of business on the next succeeding Business Day.

     (iii) No fractions of shares of Common Stock shall be issued in connection with the conversion of any shares of Series F Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of Sale Price (as defined below) of the Common Stock at the close of business on the day of conversion. In the absence of a Sale Price, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate. As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sales price is reported, the average of the high bid and low asked prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by the Nasdaq Stock Market and if not so reported, then as reported by the National Quotation Bureau Incorporated. If more than one share of Series F Preferred Stock shall be surrendered for conversion by the same holder during the same Conversion Period, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series F Preferred Stock so surrendered.

     (iv) The Corporation shall at all times endeavor to reserve and keep available for issuance upon the conversion of the Series F Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series F Preferred Stock, and to take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series F Preferred Stock.

     (v) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which the Common Stock is converted into other securities, cash or other property, then the Corporation (or successor entity), at its election and in its sole discretion, may (i) notwithstanding Section 6(a), redeem each share of the Series F Preferred Stock then outstanding at the Redemption Price, together, in each case with an amount equal to any accrued and unpaid dividends to (and including) the last Dividend Declaration Date preceding the date fixed for redemption; or (ii) convert each share of the Series F Preferred Stock then outstanding into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series F Preferred Stock would have been convertible, which shall be a fraction (x) the numerator of which is the Liquidation Value of the Series F Preferred Stock and (y) the denominator of which, subject to Section 9(c), is the Volume Weighted Average Price of the Common Stock on the Business Day immediately prior to the effectiveness of the reclassification, consolidation, merger, sale, transfer or share exchange; or
(iii) notwithstanding Section 9(a) or anything to the contrary herein, permit each share of the Series F Preferred Stock then outstanding to remain outstanding with modified conversion rights, so that such shares may be converted into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series F Preferred Stock would have been convertible had such share been converted pursuant to this Section 9(d)(v)(ii). The Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9(d)(v) shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

     10. REIT Status. Nothing contained in the Articles of Amendment and Restatement of the Corporation, including these Series F Preferred Stock Articles, shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Amendment and Restatement of the Corporation), including, without limitation, the enforcement of the provisions of Article XI of the Articles of Amendment and Restatement of the Corporation and payment of dividends in the form of Parity Capital Stock or Junior Capital Stock.

     11. Amendment. These Series F Preferred Stock Articles may be amended, revised or otherwise altered by the consent, at a meeting or otherwise, of a majority of the shares of the Series F Preferred Stock issued and outstanding at the time of any such amendment, revision or alteration.

Exhibit 3.1


                  Exhibit D to Articles of Amendment and Restatement
                     (the "Series G Preferred Stock Articles")


     The Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Trading Days commencing one-hundred (100) calendar days after the Initial Issue Date or, if such commencement date is not a Trading Day, the first Trading Day thereafter) shall be subject to all of the provisions of the Articles of Amendment and Restatement of the Corporation relating to the Capital Stock of the Corporation generally and shall, as set by the Board of Directors, have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

     1. Definitions. For the purposes of these Series G Preferred Stock Articles, the following terms have the meanings indicated:

     "Articles of Amendment and Restatement" means the Articles of Amendment and Restatement of the Corporation as in effect from time to time (including any and all amendments and supplements thereto and restatements thereof).

     "Average Price" for a given Pricing Period means (a) the Volume Weighted Average Price of the Common Stock traded during such Pricing Period utilizing the Bloomberg Equity VAP function, or, if that information is not available, (b) the average of the sum of the average daily high and low sale prices for the Common Stock for each Trading Day during such Pricing Period, as reported on the stock exchange composite tape, weighted by the number of shares traded for that day or, (c) if the Common Stock is traded over-the-counter, the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each Trading Day during such Pricing Period.

     "Board" and "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, Sunday or the Friday after Thanksgiving, or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Conversion Period" has the meaning ascribed thereto in Section 9(a).

     "Corporation" means CRIIMI MAE Inc., a Maryland corporation.

     "Dividend Average Price" means the Volume Weighted Average Price of the Common Stock traded during the ten Trading Days beginning one Trading Day after the

Dividend Declaration Date (a "Dividend Pricing Period"), utilizing the Bloomberg Equity VAP function, or, (x) if that information is not available, the average of the sum of the average daily high and low sale prices for the Common Stock for each day during a Dividend Pricing Period, as reported on the stock exchange composite tape, weighted by the number of shares of Common Stock traded for that day or, (y) if the Common Stock is traded over-the-counter, the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each day during a Dividend Pricing Period, weighted by the number of shares of Common Stock traded for that day.

     "Dividend Declaration Date" means, with respect to any quarterly dividend, the date on which the Board of Directors declares such dividend.

     "Dividend  Parity  Stock"  has the  meaning  ascribed  thereto  in  Section
3(a)(ii).

     "Dividend  Payment  Date"  has the  meaning  ascribed  thereto  in  Section
3(a)(i).

     "Dividend Period" has the meaning ascribed thereto in Section 3(a)(i).

     "Dividend Rate" means fifteen percent (15%).

     "Effective Date" means April 17, 2001.

     "Holder Conversion Notice" has the meaning ascribed thereto in Section 9(d)(i).

     "Initial Issue Date" has the meaning ascribed thereto in Section 3(a)(i).

     "Junior Capital Stock" has the meaning ascribed thereto in Section 2(b)(i).

     "Liquidation  Parity  Stock" has the  meaning  ascribed  thereto in Section
8(a).

     "Liquidation Value" means, with respect to a share of Series G Preferred Stock, $10.00.

     "MGCL" means the Maryland General Corporation Law, as amended, as the same may be in effect from time to time.

     "Parity Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Person" means any individual, firm, corporation or other entity, and includes any successor (by merger or otherwise) of such entity.

     "Preferred Stock" means the preferred stock, par value $0.01 per share, of the Corporation.

     "Pricing Period" means the ten (10) Trading Days ending one Trading Day prior to the date a holder of the Series G Preferred Stock converts his or her shares during the Conversion Period.

     "Redemption Date" has the meaning ascribed thereto in Section 6(a).

     "Redemption Price" means, with respect to a share of Series G Preferred Stock, $10.00.

     "REIT" means a real estate investment trust for federal income tax purposes.

     "Sale Price" has the meaning ascribed thereto in Section 9(d)(iii).

     "Senior Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Series B Preferred Stock" means the Corporation's Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series E Preferred Stock" means the Corporation's Series E Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series F Preferred Stock" means the Corporation's Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) business days after the fifth business day after the initial issue date and during the period of ten (10) business days ending ninety (90) calendar days after the initial issue date or the first business day thereafter), par value $0.01 per share.

     "Series G  Preferred  Stock" has the  meaning  ascribed  thereto in Section
2(a).

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities, or equity interest, is owned, directly or indirectly, by such Person.

     "Trading Day" means any day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Volume Weighted Average Price of the Common Stock" for a given period means the quotient of (i) the aggregate dollar value obtained by multiplying (a) the number of shares of Common Stock traded at each given price during such period, by (b) such price, divided by (ii) the total number of shares of Common Stock traded during such period.

     2. Designation and Number; Rank. (a) Designation and Number. The shares of the series of Preferred Stock designated pursuant hereto shall be designated as "Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Trading Days commencing one-hundred (100) calendar days after the Initial Issue Date or, if such commencement date is not a Trading Day, the first Trading Day thereafter)" (the "Series G Preferred Stock"). The number of shares initially constituting the Series G Preferred Stock shall be 3,760,000 which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of

Series G Preferred Stock; provided, however, that such number may not be decreased below the number of shares of Series G Preferred Stock outstanding at the effective time of such reduction.

     (b) Rank. The Series G Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to (x) the Common Stock and (y) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks junior to the Series G Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Common Stock and other Capital Stock being referred to as the "Junior Capital Stock"); (ii) pari passu with (x) the Series F Preferred Stock and (y) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks pari passu with the Series G Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Series F Preferred Stock and other Capital Stock being referred to as the "Parity Capital Stock"); and (iii) junior to (w) the Series B Preferred Stock, (x) the Series E Preferred Stock,
(y) any Preferred Stock issued pursuant to the terms and conditions of Exhibit 2 to the Corporation's confirmed plan of reorganization, and (z) all other Capital Stock of the Corporation the terms of which specifically provide that such Capital Stock ranks senior to the Series G Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Series B Preferred Stock, Series E Preferred Stock and other Capital Stock being referred to as the "Senior Capital Stock").

     (c) Savings Clause. Notwithstanding anything otherwise provided in these Series G Preferred Stock Articles, none of the rights pertaining to dividends and distributions, and rights upon liquidation, dissolution and winding up attributable to the Series G Preferred Stock, may be exercised, enjoyed or received unless the corresponding rights of the Senior Capital Stock have been fully exercised, enjoyed or received.

     3. Dividends and Distributions. (a)(i) The holders of shares of Series G Preferred Stock, in preference to the holders of shares of any Junior Capital Stock that ranks junior to the Series G Preferred Stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at the Dividend Rate, payable no more than sixty (60) calendar days following the Dividend Declaration Date. Such dividends shall be declared at such intervals as the Board of Directors, in its discretion, shall determine; provided, however, that payment of the first dividend on shares of Series G Preferred Stock shall be paid no earlier than the end of the calendar quarter (March 31, June 30, September 30, December 31) in which the Effective Date occurs and thereafter not more than quarterly, as determined by the Board of Directors (each such period being referred to as a "Dividend Period"). Notwithstanding the preceding, all or any portion of the accrued and unpaid dividends as of the Effective Date may be paid, at the Corporation's option, as early as the Effective Date. Dividends shall be fully cumulative from the date of first issuance of any shares of Series G Preferred Stock (the "Initial Issue Date") and, after the payment of the first dividend, payable not more than quarterly in arrears. Accrued dividends will not be paid (a) to holders who exercise their conversion privilege during the Conversion Period on shares so converted or (b) in respect of shares called for redemption pursuant to Section 6(a) hereof from and after the Dividend Declaration Date next preceding the Redemption Date with respect to such shares. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date set by the Board of Directors. No interest shall be payable with respect to any dividend payment on Series G Preferred Stock that may be in arrears. Dividends shall be payable in cash or in Common Stock (or a combination thereof), at the Corporation's option, including without limitation, all accrued and unpaid dividends as of the Effective Date. If the dividends are paid in Common Stock, the number of shares of Common Stock issuable by the Corporation shall be determined by dividing the cash amount which would be payable if cash dividends were to be paid on the payment date for the applicable Dividend Period (the "Dividend Payment Date") by the Dividend Average Price. No fractional shares of Common Stock shall be issued. Instead of any fractional share of Common Stock, the Corporation shall pay a cash adjustment in respect to such fraction.

     (ii) Dividends paid on shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series G Preferred Stock and all other shares of Capital Stock of the Corporation ranking on parity as to dividends with the Series G Preferred Stock ("Dividend Parity Stock") at the time outstanding pro rata, so that the dollar amount of the dividend declared per share of Series G Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and the Dividend Parity Stock bear to each other.

     (iii) The Board of Directors may fix a record date for the determination of holders of shares of the Series G Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) calendar days nor less than ten (10) calendar days prior to the date fixed for the payment thereof.

     (iv) Any dividend payment made on shares of the Series G Preferred Stock first shall be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series G Preferred Stock which remains payable.

     (b) Holders of shares of the Series G Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

     4. Voting Rights. So long as the Series G Preferred Stock remains outstanding, the holders of shares of Series G Preferred Stock shall have the following voting rights:

     (a) Holders of shares of Series G Preferred Stock shall have no voting rights except as set forth below or as otherwise required by law.

     (b) During any period in which dividends on the Series G Preferred Stock are cumulatively in arrears for not less than six quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series G Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of Capital Stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series G Preferred Stock shall have been paid in full or non-cumulative dividends paid regularly for one year, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series G Preferred Stock shall terminate subject to revesting in the event of each and every subsequent cumulative arrearage for not less than six (6) quarterly periods as contemplated by the first sentence of this Section. In no event shall the holders of Series G Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 4(b).

     (c)(i) The voting rights of holders of shares of Series G Preferred Stock set forth in Section 4(b) above may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the unanimous written consent, delivered to the Secretary of the Corporation, of the holders of the outstanding shares of Series G Preferred Stock. Unless such right has been exercised by the unanimous written consent of the holders of Series G Preferred Stock, the Chairman of the Board of Directors may call, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of Series G Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held not more than sixty (60) calendar days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of special meetings of stockholders.

     (ii) At each meeting of stockholders at which the holders of shares of Series G Preferred Stock shall have the right, as provided in this Section 4, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series G Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series G Preferred Stock shall not prevent the election of directors or the taking of any other action by the holders of any other class(es) or series of the Corporation's Capital Stock, and the absence of a quorum of the holders of shares of any other class or series of the Corporation's Capital Stock shall not prevent the taking of any action by the holders of Series G Preferred Stock as provided in this
Section 4; and

     (B) in the absence of a quorum of the holders of shares of Series G Preferred Stock, a majority of the holders of shares of Series G Preferred Stock, present in person or by proxy, shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series G Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     (iii) For the taking of any action as provided in this Section 4 by the holders of Series G Preferred Stock, each such holder shall have one (1) vote for each share of Series G Preferred Stock in such holder's name on the stock transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     5. Certain Restrictions. (a) If any shares of Series G Preferred Stock are outstanding, then the Corporation shall not (other than in Parity Capital Stock or Junior Capital Stock, or pursuant to Section 3(a)(ii)), declare, make, pay or set apart for payment or distribution any dividends or other distributions for any period on any series or class of Dividend Parity Stock or any series or class of Junior Capital Stock that ranks junior to the Series G Preferred Stock with respect to dividend rights, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on all shares of Series G Preferred Stock entitled thereto.

     (b) If any  shares  of  Series  G  Preferred  Stock  are  outstanding,  the
Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Junior Capital Stock (except by conversion into or exchange for Junior Capital Stock) unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on the Series G Preferred Stock for all past dividend periods through and including the date fixed for redemption, purchase or acquisition, provided, however, that the foregoing shall not prevent the purchase or acquisition of any shares of Capital Stock of the Corporation by the Corporation
(i) to the extent necessary, in the reasonable judgment of the Board of Directors, in order to preserve the status of the Corporation as a REIT or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of Capital Stock of the Corporation. For purposes of this
Section 5(b), the date to be fixed for redemption, purchase or acquisition shall be set by resolution of the Board of Directors.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Capital Stock of the Corporation unless the Corporation could, pursuant to this Section 5(b), purchase or otherwise acquire such shares at such time and such manner.

     6. Redemption. (a) To the extent the Corporation shall have funds legally available therefor, the Series G Preferred Stock shall be subject to redemption in whole or in part, at any time or from time to time, in cash or shares of Parity Capital Stock, at the election of the Corporation, at the Redemption Price, together, in each case with an amount (in cash and/or Common Stock, as applicable) equal to any accrued and unpaid dividends to (and including) the date fixed for redemption (the "Redemption Date"). Notwithstanding anything to the contrary contained in these Series G Preferred Stock Articles, no dividends shall be due and payable in respect of shares of Series G Preferred Stock called for redemption pursuant to this Section 6(a) from and after the Dividend Declaration Date next preceding the Redemption Date with respect to such shares. On and after the Redemption Date, provided that the aggregate Redemption Price (including any accrued and unpaid dividends to (and including) the Redemption
Date) for all shares of Series G Preferred Stock called for redemption has been duly paid or deposited in trust for the benefit of the holders of the Series G Preferred Stock, dividends shall cease to accrue on the Series G Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares shall cease, except only the right to receive the monies (and Common Stock or Parity Capital Stock, if applicable) payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any monies (and Common Stock or Parity Capital Stock, if applicable) deposited in trust by the Corporation and unclaimed at the end of two (2) years from the Redemption Date shall be repaid to the Corporation upon its written request, after which repayment the holders of shares of Series G Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (b) Notice of any redemption pursuant to Section 6(a) shall be given to the holders of shares of Series G Preferred Stock not less than thirty (30) or more than forty-five (45) calendar days prior to the Redemption Date. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock transfer books of the Corporation and shall specify (i) the Redemption Date; (ii) the total number of shares of Series G Preferred Stock to be redeemed; (iii) the number of shares of Series G Preferred Stock to be redeemed from such holder; (iv) the per share Redemption Price and the aggregate Redemption Price for all shares to be redeemed from such holder; (v) the place or places where certificates for shares of Series G Preferred Stock are to be surrendered for payment of the Redemption Price; and (vi) that dividends on the shares of Series G Preferred Stock to be redeemed will cease to accrue on the Redemption Date. If less than all shares of Series G Preferred Stock then outstanding are to be redeemed, shares of Series G Preferred Stock will be redeemed pro rata from among the holders of shares of Series G Preferred Stock then outstanding.

     7. Reacquired Shares. Any shares of Series G Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series G Preferred Stock shall, upon their cancellation, and upon the filing of appropriate articles supplementary with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of any series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any shares of Series G Preferred Stock remain outstanding.

     8. Liquidation, Dissolution, or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of any shares of Common Stock or any other class or series of Junior Capital Stock that ranks junior to the Series G Preferred Stock as to distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series G Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value, plus an amount equal to any dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of Parity Capital Stock that ranks pari passu with the Series G Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up ("Liquidation Parity Stock"), then the holders of Series G Preferred Stock and all other such classes or series of Liquidation Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

     9. Conversion. (a) During the period of ten (10) Trading Days commencing one-hundred (100) calendar days after the Initial Issue Date or, if such commencement date is not a Trading Day, the first Trading Day thereafter (the "Conversion Period"), each outstanding share of Series G Preferred Stock shall be convertible, at the sole option of the holder thereof, into fully paid and nonassessable shares of Common Stock; provided, however, that in no event may a holder of Series G Preferred Stock convert a share of Series G Preferred Stock into Common Stock if such conversion would result in violation of Article XI of the Articles of Amendment and Restatement of the Corporation.

     (b) The number of shares of Common Stock deliverable upon conversion of a share of Series G Preferred Stock during the Conversion Period shall be equal to a fraction (i) the numerator of which is the Liquidation Value of the Series G Preferred Stock and (ii) the denominator of which, subject to Section 9(c), is the Average Price for the Pricing Period.

     (c) Anything to the contrary contained in Section 9(b) or Section 9(d)(v) notwithstanding, in no event shall the Average Price used to compute the number of shares of Common Stock issuable upon conversion be less than fifty percent (50%) of the Volume Weighted Average Price of the Common Stock on the Initial Issue Date. In the event that the Average Price is less than the floor set forth in the preceding sentence, then the number of shares of Common Stock issuable upon conversion shall be computed by reference to such floor.

     (d)(i) During the Conversion Period, holders of Series G Preferred Stock may convert their shares of Series G Preferred Stock into Common Stock by surrendering to the Corporation's transfer agent, Registrar and Transfer Company (the "Transfer Agent"), at its offices in Cranford, New Jersey, the certificate(s) of such Series G Preferred Stock to be converted, properly endorsed and medallion certified, and accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Holder Conversion Notice"). In case a Holder Conversion Notice shall specify a name or names other than that of such holder, such Holder Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than fees to the Transfer Agent, the Corporation will not pay any issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series G Preferred Stock pursuant hereto.

     (ii) As promptly as practicable, and in any event within five (5) Business Days after the date of delivery of the certificate(s) representing shares of Series G Preferred Stock to be converted, together with a Holder Conversion Notice (or, if the share certificate(s) and Holder Conversion Notice are delivered separately, then within five (5) Business Days after the date of delivery of the later document(s) to be so delivered), the Corporation shall deliver or cause to be delivered (i) one or more certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series G Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series G Preferred Stock evidenced by the surrendered certificate(s) is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series G Preferred Stock evidenced by such surrendered certificate(s), less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the later of the date of delivery of the Holder Conversion Notice or the date of delivery of the certificate(s) representing the shares being converted (if different), or if such date is not a Business Day, as of the close of business on the next succeeding Business Day, so that the rights of the holder thereof as to the shares being converted shall cease, except only the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at the close of business on such date. The Corporation shall not be required to convert, and no surrender of shares of Series G Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) calendar days); provided that the surrender of shares of Series G Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series G Preferred Stock were surrendered, or if such date is not a Business Day, as of the close of business on the next succeeding Business Day.

     (iii) No fractions of shares of Common Stock shall be issued in connection with the conversion of any shares of Series G Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Sale Price (as defined below) of the Common Stock at the close of business on the day of conversion. In the absence of a Sale Price, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate. As used herein, "Sale Price" means the closing sales price of a share of Common Stock (or if no sales price is reported, the average of the high bid and low asked prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by the Nasdaq Stock Market and if not so reported, then as reported by the National Quotation Bureau Incorporated. If more than one share of Series G Preferred Stock shall be surrendered for conversion by the same holder during the Conversion Period, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series G Preferred Stock so surrendered.

     (iv) The Corporation shall at all times endeavor to reserve and keep available for issuance upon the conversion of the Series G Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series G Preferred Stock, and to take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series G Preferred Stock.

     (v) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which the Common Stock is converted into other securities, cash or other property, then the Corporation (or successor entity), at its election and in its sole discretion, may (i) notwithstanding Section 6(a), redeem each share of the Series G Preferred Stock then outstanding at the Redemption Price, together, in each case with an amount equal to any accrued and unpaid dividends to (and including) the Dividend Declaration Date next preceding the date fixed for redemption; or (ii) convert each share of the Series G Preferred Stock then outstanding into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series G Preferred Stock would have been convertible, which shall be a fraction (x) the numerator of which is the

Liquidation Value of the Series G Preferred Stock and (y) the denominator of which, subject to Section 9(c), is the Volume Weighted Average Price of the Common Stock on the Business Day immediately prior to the effectiveness of the reclassification, consolidation, merger, sale, transfer or share exchange; or
(iii) notwithstanding Section 9(a) or anything to the contrary herein, permit each share of the Series G Preferred Stock then outstanding to remain outstanding with modified conversion rights, so that such shares may be converted into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series G Preferred Stock would have been convertible had such share been converted pursuant to this Section 9(d)(v)(ii). The Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9(d)(v) shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

     10. REIT Status. Nothing contained in the Articles of Amendment and Restatement of the Corporation, including these Series G Preferred Stock Articles, shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Amendment and Restatement of the Corporation), including, without limitation, the enforcement of the provisions of Article XI of the Articles of Amendment and Restatement of the Corporation and payment of dividends in the form of Parity Capital Stock or Junior Capital Stock.

     11. Amendment. These Series G Preferred Stock Articles may be amended, revised or otherwise altered by the approval, at a meeting, of at least a majority of the shares of the Series G Preferred Stock issued and outstanding at the time of any such amendment, revision or alteration. With respect to any amendment, alteration, waiver or repeal of any provision of these Series G Preferred Stock Articles no consent, approval or vote of the holders of Common Stock or any other series or class of Capital Stock of the Corporation shall be necessary or required.